Exhibit 10.1

EXECUTION VERSION

LOAN GUARANTEE AGREEMENT

dated as of September 27, 2023

among

SUNNOVA ENERGY CORPORATION

as Sponsor

Sunnova ABS Management, LLC

as Servicer and Manager

and

U.S. DEPARTMENT OF ENERGY

as Guarantor

PROJECT HESTIA

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

- ii -

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

- iii -

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

- iv -

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Exhibits to the Loan Guarantee Agreement

Exhibit A	Definitions

Exhibit B	Rules of Interpretation

Exhibit C	Form of Guarantee Issuance Agreement

Exhibit D	Form of Securitization Entity Organizational Documents

Exhibit E	Community Benefits Plan

Exhibit F	Form of Sponsor Allocation of Loan Guarantee Commitment Authority

Exhibit G	Technical Monitoring and GHG Reporting Plan

Exhibit H	Form of Project Model

Exhibit I	Form of Sponsor Execution Date Certificate

Exhibit J	Form of Sponsor Appropriations Act Certificate

Exhibit K	Form of Independent Engineer’s Execution Date Certificate

Exhibit L	Independent Engineer’s Report

Exhibit M	Software Improvement Metrics

Exhibit N	Form of Securitization Documents

Exhibit O	Form of Borrower Guarantee Certificate

Exhibit P	Form of Independent Engineer’s Guarantee Certificate

Exhibit Q	Form of Sponsor’s Technical Report Certificate

Exhibit R	Form of Officer’s Certificate Pursuant to Channel Partner Agreement

Exhibit S	Form of Performance Plan Certificate

Exhibit T	Davis-Bacon Act Contract Provisions

Exhibit U	Form of Quarterly Loan Volume Forecast Report and Issuance Schedule

Exhibit V	Form of Sponsor Guarantee Certificate

Exhibit W	Form of Servicer Report

Exhibit X	Form of Annual Plan Compliance Report

- v -

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Exhibit Y	Form of Monitoring Report

Exhibit Z	Form of Periodic Technical and Performance Reports

Exhibit AA	Form of Issuance Model

Exhibit BB	Form of Periodic Certificate

Exhibit CC	Form of Material Policy Change Officer’s Certificate

Exhibit DD	Form of Guarantee Request

Exhibit EE	Credit and Underwriting Policies

Exhibit FF	Billing and Collections Policies

Exhibit GG	Form of Sponsor Eligibility Certificate

Exhibit HH	Form of Lender Eligibility Certificate

- vi -

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Schedules to the Loan Guarantee Agreement

Schedule 1	Representations and Warranties

Schedule 2	Affirmative Covenants

Schedule 3	Negative Covenants

Schedule 4	Davis-Bacon Act Requirements

Schedule 5	Entrenched Conditions

Schedule 6	Minimum Eligibility Criteria

Schedule 7	Litigation

Schedule 8	Addresses

- vii -

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

LOAN GUARANTEE AGREEMENT

This LOAN GUARANTEE AGREEMENT (this “Agreement”), dated as of September 27, 2023, is between: (i) SUNNOVA ENERGY CORPORATION, a Delaware corporation (the “Sponsor” or “SEC”); (ii) SUNNOVA ABS MANAGEMENT, LLC, a Delaware limited liability company, in its capacity as Servicer and Manager; and (iii) the U.S. DEPARTMENT OF ENERGY (“DOE” or “Guarantor”), acting by and through the Secretary of Energy (or the appropriate authorized representative thereof).

RECITALS

WHEREAS, pursuant to the provisions of Title XVII of the Energy Policy Act of 2005, Pub. L. 109 58, as amended by Section 406 of Div. A of Title IV of Pub. L. 111 5, and as further amended from time to time (“Title XVII”), the Guarantor is authorized to issue “guarantees” with respect to “obligations” financing “eligible projects,” in each case as defined in Title XVII;

WHEREAS, the Sponsor has undertaken to deploy: (a) consumer loans (the “Solar Loans”) meeting the applicable Eligibility Criteria (the “Eligible Solar Loans”) to finance the purchase and installation of solar photovoltaic electric generation systems (“PV Systems”), battery energy storage systems (together with related equipment, the “BESS Systems”), energy efficiency equipment and materials (the “Ancillary Equipment”) and/or certain add-on accessories and services, including main panel upgrades, tree trimming, electric vehicle chargers, critter guards, snow guards, automatic transfer switches, load controllers, roofing materials, landscaping materials and roof replacements (collectively, “Add-On Purchases”), and the licensing of certain behavior modification software (the “Insight Engine License” and, together with the PV Systems, the BESS Systems, the Ancillary Equipment and Add-On Purchases, the “Solar Assets”); and (b) digital engagement technologies that will integrate with the consumer’s PV Systems and BESS Systems that the Sponsor designs and installs at the residential homes of its customers throughout the United States and its Territories as part of its distributed energy business, and will allow consumers to review their energy costs and consumption to provide them the ability to change energy use behaviors, resulting in the reduction of greenhouse gas emissions and providing the ability to enhance home electrification, integrate load controls and smart appliances and support grid stability support through demand-side management (such technologies, together with the Eligible Solar Loans, the “Project”);

WHEREAS, the Sponsor intends to finance the extension of Eligible Solar Loans relating to the Project by undertaking certain securitization transactions from time to time (each, a “Capital Markets Issuance”), each of which will involve: (a) the formation of a Depositor, a Capital Markets Issuer, an Eligible Lender and a Borrower (such entities with respect to a given Capital Markets Issuance, the “Securitization Entities” and each, a “Securitization Entity”); (b) the issuance of ABS Notes by a Capital Markets Issuer, the terms of which reflect the corresponding Guaranteed Loan and the proceeds of which will be contributed by such Capital Markets Issuer to the related Eligible Lender; (c) the extension of a Guaranteed Loan by such Eligible Lender using the contributed proceeds to a Borrower; and (d) the purchase by such Borrower of certain Eligible Solar Loans;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

WHEREAS, (a) the Sponsor will directly own 100% of the Equity Interests of Intermediate Holdings; (b) Intermediate Holdings will directly own 100% of the Equity Interests in Hestia Holdings; (c) Hestia Holdings will directly own 100% of the Equity Interests of each Depositor; (d) each Depositor will directly own 100% of the Equity Interests of the relevant Capital Markets Issuer; (e) each Capital Markets Issuer will directly own 100% of the Equity Interests of the relevant Eligible Lender; and (f) each Eligible Lender will directly own 100% of the Equity Interests of the relevant Borrower;

WHEREAS, (a) pursuant to Section 1705 of Title XVII, a complete application, dated January 18, 2022, was made for the issuance by the Guarantor of a guarantee of a portion of each Guaranteed Loan; (b) pursuant to the terms and conditions of this Agreement, the Guarantor has agreed to guarantee each Borrower’s payment of the relevant Guaranteed Amounts on each Guaranteed Loan; and (c) pursuant to the terms and conditions of this Agreement, a Guarantee Issuance Agreement shall be issued with respect to each such Guaranteed Loan to evidence such guarantee;

WHEREAS, the Guarantor and the Sponsor desire to establish this facility pursuant to which the Guarantor will commit, upon satisfaction of certain conditions precedent and subject to the terms and conditions of this Agreement, to making available one or more loan guarantees in respect of a Guaranteed Loan proposed by a Borrower that satisfies the requirements set forth herein, up to an aggregate amount not to exceed $3,000,000,000.00;

WHEREAS, with respect to each Guaranteed Loan, (a) initially, up to 90.00% of the Initial Principal Balance of such Guaranteed Loan will benefit from the related Guarantee Issuance Agreement (such percentage, the “Guaranteed Loan Percentage”, and such amount, “Component 1” or the “Initial Guaranteed Principal Amount”), and the remaining Initial Principal Balance of, initially, at least 10.00% of such Guaranteed Loan will not benefit from the related Guarantee Issuance Agreement (such amount, “Component 2”), in each case, pursuant to the terms of the relevant Loan Agreement; and (b) pursuant to each Loan Agreement, such Guaranteed Loan shall also have a “DOE Component”, representing the Guarantor’s entitlement to repayment with respect to amounts that have been made to the Eligible Lender pursuant to the relevant Loan Agreement;

WHEREAS, the execution of this Agreement is a condition precedent to the Guarantor’s entry into any Guarantee Issuance Agreement, and the execution of such Guarantee Issuance Agreement is a condition precedent to the Eligible Lender’s execution of the Securitization Documents;

NOW, THEREFORE, in consideration of the foregoing and other good and valid consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereby agree as follows:

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

ARTICLE 1

DEFINITIONS

Section 1.1. Definitions and Interpretation. Capitalized terms used in this Agreement and its Exhibits and Schedules shall have the meanings set forth in Exhibit A and the rules of interpretation set forth in Exhibit B shall apply to this Agreement, except, in each case, as otherwise expressly provided herein.

ARTICLE 2

GUARANTEE; GUARANTEE SUPPLEMENT

Section 2.1. The Guarantee. Subject to the terms and conditions hereof, the Guarantor hereby establishes this guarantee facility pursuant to which the Guarantor shall issue a Guarantee in respect of each Guaranteed Loan, in each case pursuant to the terms of the relevant Guarantee Issuance Agreement.

Section 2.2. Maximum Guaranteed Amount. The aggregate Initial Guaranteed Principal Amount with respect to all Guaranteed Loans for which a Guarantee has been issued shall not exceed $3,000,000,000.00 at any time (the “Maximum Cumulative Guaranteed Amount”).

Section 2.3. Availability Period. No Guarantee shall be issued by the Guarantor after the end of the Availability Period. Following the end of the Availability Period, any portion of the Maximum Cumulative Guaranteed Amount that has not been utilized shall lapse and no longer be available for utilization; provided that if (i) a valid Guarantee Request has been delivered to the Guarantor pursuant to Section 2.5 and all relevant conditions precedents to such requested Guarantee issuance shall have been satisfied on or prior to the proposed Loan Closing Date, (ii) the proposed Loan Closing Date pursuant to such Guarantee Request is within 90 calendar days of the end of the Availability Period, and (iii) the Guarantor fails to enter into a Guarantee Issuance Agreement on such proposed Loan Closing Date, the Availability Period shall be deemed extended (such extension an “Availability Period Extension”) by the full duration of such failure. Upon the occurrence of an Availability Period Extension, the Sponsor may amend the related Guarantee Request solely to reflect terms that have changed as a result of the Availability Period Extension, provided that such amendment shall be delivered to the Guarantor not less than five (5) Business Days prior to the amended proposed Loan Closing Date. Nothing in this Section 2.3 shall preclude the Sponsor from seeking and discussing with the Guarantor other extensions of the Availability Period or an increase to the Maximum Cumulative Guaranteed Amount, it being acknowledged that the Guarantor shall have no obligation to grant such requests.

Section 2.4. Utilization Priority. The Sponsor shall not, without the prior written consent of the Guarantor (not to be unreasonably withheld), facilitate or effect any securitization transaction backed by solar loans that meet all of the Minimum Eligibility Criteria and satisfy all of the Davis-Bacon Requirements if, based on the reasonable future projections by the Sponsor calculated in good faith at the time of the proposed issuance and made available for validation by the Guarantor or its advisors, doing so would result in the Sponsor not utilizing the Maximum

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Cumulative Guaranteed Amount in full prior to the end of the Availability Period; provided that this Section 2.4 shall not apply during the occurrence and continuation of: (a) a Guarantee Suspension Event that has not been waived (other than a Guarantee Suspension Event resulting from a failure to pay the fees and expenses specified in Section 3.2); (b) the ongoing failure by the Guarantor to execute a Guarantee Issuance Agreement within 90 days of a valid request by the Sponsor which otherwise satisfies all relevant conditions precedent to such issuance; or (c) the ongoing failure by the Guarantor to make a Guarantee Payment on the relevant Guarantee Payment Date.

Section 2.5. Guarantee Request. The Sponsor and a Borrower may request that the Guarantor issue a Guarantee by delivering to the Guarantor, not less than 14 Business Days prior to proposed related Loan Closing Date, a completed Guarantee Request.

Section 2.6. Termination.

(a) If no Guarantee Issuance Agreement has been executed prior to the end of the Availability Period, the Guarantor may terminate this Agreement with written notice to the Sponsor.

(b) If, at any time, all Guarantees that have been previously issued, if any, have been terminated, the Sponsor may terminate this Agreement upon written notice to the Guarantor.

(c) Each Eligible Lender may at any time terminate its respective Guarantee Issuance Agreement so long as such termination does not breach the terms and conditions of the relevant Capital Markets Documents upon written notice to the Guarantor.

ARTICLE 3

PAYMENTS

Section 3.1. Place and Manner of Payments.

3.1.1. Prohibited uses of Payments. In accordance with Section 609.13(a) of the Title XVII Regulations, the Sponsor shall not: (i) request that any Guaranteed Loan or any portion or proceeds derived thereof be used; or (ii) use any other funds obtained from the U.S. federal government or from a loan or other instrument guaranteed by the U.S. federal government, in either case for the payment of any Guarantor Fees, except to the extent explicitly authorized by the U.S. Congress.

3.1.2. Tax. The Sponsor understands and agrees that the Guarantor is an agency or instrumentality of the United States and that all payments hereunder or under the Securitization Documents are payable, and shall in all cases be paid, free and clear of all Taxes. On or before the date on which the Guarantor first receives a payment under this Agreement or any Guarantee Issuance Agreement, the Guarantor shall provide the Sponsor with a properly completed and duly executed Internal Revenue Service Form W-9 evidencing a complete exemption from U.S. federal backup withholding.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 3.2. Guarantor Fees. The following fees and expenses shall be due to the Guarantor; provided that the failure to pay any of the fees and expenses set forth below shall not affect either the existence of any outstanding Guarantee Issuance Agreements or the rights and remedies of any Eligible Lender or its assignees and without prejudice to the Guarantor’s rights and remedies under the Program Documents, the Securitization Documents or in law:

(a) Facility Fee. The Sponsor shall pay to the Guarantor a facility fee of $[***], being an amount equal to [***]% of the first $[***] of the Maximum Cumulative Guaranteed Amount and [***]% for the portion of the Maximum Cumulative Guaranteed Amount in excess of $[***] (the “Facility Fee”). The Facility Fee shall be paid by the Sponsor to the Guarantor on or prior to the Execution Date.

(b) Application Fee. Unless waived by the Secretary of Energy, the Sponsor shall pay to the Guarantor an application fee equal to $[***] on or prior to the Execution Date.

(c) Maintenance Fee. The Sponsor shall pay to the Guarantor a fee of $[***] per year, payable in advance, from the Execution Date until no Guarantee remains outstanding (the “Maintenance Fee”). The Maintenance Fee shall be pro-rated for any partial year. The Sponsor shall pay to the Guarantor: (i) the initial Maintenance Fee, on or prior to the Execution Date; and (ii) each subsequent Maintenance Fee, on or prior to January 1 (or if such date is not a Business Day, the first Business Day thereafter) of each calendar year after the Execution Date; provided that the initial Maintenance Fee shall be pro-rated on a daily basis for the number of days commencing with the Execution Date and ending on December 31 of the same calendar year.

Section 3.3. Transaction Costs and Expenses

(a) Execution Date Expenses. The Sponsor shall pay or reimburse (or cause to be paid or reimbursed) the Guarantor (or such other party or parties as the Guarantor may direct) on the Execution Date for payment of all documented fees and expenses, including all Periodic Expenses, paid or incurred in connection with: (i) the due diligence of the Sponsor, the Project and each Transaction Party; and (ii) the negotiation, drafting and execution of the relevant Program Documents in connection with the execution of this Agreement; such fees and expenses in each case to include all fees and expenses of the Guarantor Consultants (“Execution Date Expenses”).

(b) Loan Closing Date Expenses. The Sponsor shall pay or reimburse (or cause to be paid or reimbursed) the Guarantor (or such other party or parties as the Guarantor may direct) on each Loan Closing Date for payment of all documented fees and expenses, including all Periodic Expenses, paid or incurred in connection with: (i) the due diligence of the Sponsor, the Project and each Transaction Party undertaken in connection with such Loan Closing Date; and (ii) the negotiation, drafting and execution of the relevant Securitization Documents and Marketing Materials executed in connection with any Loan Closing Date; such fees and expenses in each case to include all fees and expenses of the Independent Engineer and other independent consultants and advisors (including legal counsel) retained at the Guarantor’s discretion in connection with such Loan Closing Date (“Loan Closing Date Expenses”).

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(c) Ongoing and Other Expenses. The Sponsor shall pay or reimburse (or cause to be paid or reimbursed) the Guarantor (or such other party or parties as the Guarantor may direct), upon request, for payment of all ongoing documented fees and expenses paid, including all Periodic Expenses, or incurred in connection with: (i) any ongoing due diligence of the Sponsor and the Project; (ii) the administration, preservation in full force and effect, enforcement and monitoring of the Project and this Agreement throughout the term of this Agreement; (iii) any waiver, consent, amendment or modification to, or the preservation of any right or claim under the Program Documents; (iv) the administration, preservation and enforcement of the Program Documents and the Guarantors’ rights thereunder, including during any distressed asset scenario experienced by the Project, the Securitization Entities or the Guaranteed Loans relating to technical, financial, or legal matters or other events; (v) any Permitted Refinancing; (vi) any Guarantor Extraordinary Expenses; and (vii) any other fees or expenses not contemplated herein and incurred in the Guarantor’s reasonable discretion for the purposes of its ongoing involvement in the Project and with respect to the Guaranteed Loans, in each case, such fees and expenses to include all fees and expenses of the Independent Engineer and other independent consultants and advisors (including legal counsel) retained at the Guarantors’ discretion (“Ongoing Expenses”).

(d) Loan Guarantee Agreement Amendments. The Sponsor shall pay (or cause to be paid) to the Guarantor (or such other party or parties as the Guarantor may direct) any fees deemed appropriate and reasonable by the Guarantor in connection with its grant of any waiver, consent or amendment under this Agreement (“Sponsor Waiver, Consent or Amendment Fees”), prior to the effective date of such waiver, consent or amendment. If an amendment or waiver of any provision of this Agreement or any other Program Documents constitutes a “modification” (as defined in section 502(9) of FCRA) that increases the amount of the Credit Subsidy Cost (as calculated in accordance with FCRA and OMB Circulars A-11 and A-129, and as determined by OMB in its sole discretion), the Sponsor shall pay, if requested by the Guarantor, the amount of any such increase to the Guarantor prior to or on the effective date of such amendment or waiver pursuant to Section 9.2(d).

Section 3.4. Payment of Fees

(a) All Guarantor Fees and Transaction Costs and Expenses shall be paid on the dates due, in immediately available funds in Dollars to the Guarantor (or such other party or parties as the Guarantor may direct).

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(b) All amounts payable to the Guarantor under this Article 3 shall be paid by wire transfer to the following account, or to such other account as may be specified by the Guarantor from time to time:

Fedwire Field Tag	Fedwire Field Name	Required Information
[***]	[***]	[***]
2000	Amount	[payment amount]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
4200	Beneficiary Name	DEPARTMENT OF ENERGY
5000	Originator	[name of payment originator]
[***]	[***]	[***]

ARTICLE 4

CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AGREEMENT

The effectiveness of this Agreement is subject to the prior satisfaction (or waiver in writing), as determined by the Guarantor of each of the following conditions precedent and the delivery to the Guarantor of each of the documents indicated below in form and substance satisfactory to the Guarantor. The due execution and release of its signatures to this Agreement by the Guarantor shall be deemed evidence of satisfaction of all of the following conditions precedent:

Section 4.1. Execution of Loan Guarantee Agreement. The Guarantor shall have received a fully executed original copy of this Agreement, which shall be in full force and effect in accordance with its terms.

Section 4.2. Project Model. The Guarantor shall have received a financial model from the Sponsor, substantially in the form of Exhibit H hereto, produced in good faith and consistent with the financial model used by the Rating Agency in connection with the rating of the Guaranteed Loans showing for each planned Guarantee, in an unstressed base case: (i) that no claims on any Guarantee Issuance Agreement shall be needed assuming a loss multiple of not less than 1.8, (ii) full repayment of the each Guaranteed Loan two years prior to the maturity date of the Solar Loan with the latest maturity which is part of the Collateral or, if there is no Anticipated Repayment Date, one and a half years prior to the legal final maturity of the relevant ABS Notes and (iii) such model reflects (x) an Equipment Replacement Reserve Deposit no less than the Minimum Equipment Replacement Reserve Deposit and (y) an Equipment Replacement Reserve Required Balance no less than the Minimum Equipment Replacement Reserve Required Balance (“Project Model”).

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 4.3. Capital Markets Issuance Schedule. The Guarantor shall have received a schedule with the anticipated issuance dates of each planned Capital Markets Issuance as part of the latest delivery of the Quarterly Loan Volume Forecast Report.

Section 4.4. Community Benefits Plan. The Guarantor shall have received a final business plan relating to deployment of the Project and certain reporting requirements (the “Community Benefits Plan”) which is attached as Exhibit E hereto.

Section 4.5. [Reserved].

Section 4.6. Technical Monitoring and GHG Reporting Plan. The Guarantor shall have received (i) a technical monitoring and reporting plan and (ii) the methodology to be used by the Sponsor for measuring greenhouse gas reductions directly related to the software applications proposed in connection with the Project and the reporting to the Guarantor of such reductions pursuant to such methodology and any algorithms intended to calculate the reduction in greenhouse gases directly related to the software applications proposed in connection with the Project (collectively, the “Technical Monitoring and GHG Reporting Plan”), which is attached as Exhibit G hereto.

Section 4.7. [Reserved].

Section 4.8. Sponsor Execution Date Certificate. An Officer’s Certificate of the Sponsor substantially in the form of Exhibit I.

Section 4.9. Sponsor Appropriations Act Certificate. An Officer’s Certificate of the Sponsor substantially in the form of Exhibit J.

Section 4.10. Independent Engineer’s Certificate and Report. (i) An Officer’s Certificate of the Independent Engineer substantially in the form of Exhibit K; and (ii) the Independent Engineer’s Report attached hereto as Exhibit L, which shall contain evidence that the “LGA Features”, and related functionality described therein, have been completed (including all required functionality and adequate testing), validated by the Independent Engineer, and are ready for deployment in connection with the Project (“Software Validation”).

Section 4.11. Financial Statements. The most recent annual audited and unaudited quarterly Financial Statements of SEI together, in each case, with an Officer’s Certificate concerning the accuracy of such Financial Statements and that SEI’s accounting systems and controls and management information systems are satisfactory for purposes of providing information necessary for financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

Section 4.12. Federal Requirements and Approvals. Each of the following conditions have occurred and the Guarantor has received satisfactory evidence thereof:

(a) [Reserved].

(b) SAM Registration. Evidence of the registration by the Sponsor in SAM.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(c) KYC Requirements. (i) Evidence that the Servicer has established proper operating and credit policies and procedures (including, inter alia, “know your customer” and anti-money laundering policies) in form and substance satisfactory to the Guarantor to ensure, inter alia, proper credit, risk and conflicts of interest management; and (ii) the Guarantor shall have received all documentation (including taxpayer identification documents) and other information in respect of any Sponsor Entity required by the Guarantor to enable it to be satisfied with the results of all “know your customer” and other requirements (including, inter alia, anti-money laundering rules and the Patriot Act) which the Guarantor is required to carry out in relation to such Sponsor Entity under all Applicable Laws.

(d) Fees and Expenses; Sponsor Payment Letter(s). (i) Payment in full of all fees and expenses required to be paid on or prior to the Execution Date; (ii) reimbursement of all fees and expenses of any Guarantor Consultants, incurred and invoiced prior to the Execution Date; and (iii) execution of a letter agreement between the Sponsor and each applicable Guarantor Consultant providing for the Sponsor’s payment of the fees and expenses of such Guarantor Consultants described therein on an ongoing basis.

(e) Program Requirements. (a) The provisions of Title XVII; (b) the Title XVII Regulations; and (c) all other applicable laws and regulations required to have been satisfied or waived as of the Execution Date.

(f) Environmental Compliance. The Guarantor shall have received from the Sponsor sufficient evidence for the Guarantor to complete the review process provided under NEPA.

(g) Employment Projections. Employment projections for jobs created, saved or maintained in the U.S. (and its related territories) as a result of the Project.

(h) OMB Certification. A certification from the Director of OMB that the Guarantee and the Project comply with the provisions of IRA Appropriations Act.

(i) Action Memorandum. An action memorandum, executed by the Secretary of Energy, authorizing: (i) the execution by the Guarantor of the Program Documents to which it is a party; (ii) any material changes to the terms and conditions set forth in the Term Sheet; and (iii) the apportionment of the Credit Subsidy Cost.

(j) Credit Subsidy Cost. (A) Evidence that: (i) OMB has reviewed and approved the Guarantor’s calculation of the Credit Subsidy Cost; (ii) OMB has approved the “Apportionment and Reapportionment Schedule (Standard Form 132)” with respect to the Credit Subsidy Cost; and (iii) the apportionment of the Credit Subsidy Cost has occurred; and (B) evidence that the Guarantor has received the OMB approved “Apportionment and Reapportionment Schedule (Standard Form 132)” for the loan guarantee commitment authority (the “Loan Guarantee Commitment Authority”) for Project Hestia (Loan No. 1426) with the Sponsor for the loans to be guaranteed with a full principal amount not to exceed $3,333,333,333.33.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 4.13. Legal Opinions. Legal opinion from dated as of the Execution Date and addressed to the Guarantor from Baker Botts L.L.P., subject to customary qualifications and limitations and covering enforceability of this Agreement or such other documents as the Guarantor may request.

Section 4.14. Due Diligence Review. The Guarantor shall have completed, to its satisfaction, its due diligence review of the Sponsor Entities, the Project and such other matters relating thereto as the Guarantor deems necessary, and the results of such investigations shall be satisfactory to the Guarantor.

Section 4.15. Receipt of Policies. The Guarantor shall have received a copy of the current Credit and Underwriting Policies and Billing and Collections Policies applied by the Servicer and the Originator, as applicable, to the Eligible Solar Loans.

Section 4.16. Authorization to Borrower’s Accountant. The Guarantor shall have received evidence that the Sponsor has irrevocably instructed the Borrower’s Accountant to communicate directly with the Guarantor regarding the Borrower’s accounts, operations and all other matters set forth in section 6.6 (or equivalent provision) of each Guarantee Issuance Agreement.

Section 4.17. SEI Side Letter. The Guarantor shall have received an executed letter from SEI to the effect that SEI shall not permit a Sponsor Change of Control to occur or permit the Sponsor’s equity to be pledged as part of any financing undertaken by the Sponsor or SEI, in each case, unless the Guarantor has provided its prior written consent.

Section 4.18. Appointment of Process Agent. The Guarantor shall have received evidence that the agent for service of process with respect to the Sponsor referred to in Section 9.8(c) has been duly appointed and holds such appointment without reservation until six (6) months after the Loan Maturity Date of the last Guaranteed Loan benefiting from a Guarantee, together with evidence of the prepayment in full of the fees of such agent.

ARTICLE 5

CONDITIONS PRECEDENT TO EACH GUARANTEE ISSUANCE AGREEMENT

The obligation of the Guarantor to issue a Guarantee with respect to a Guaranteed Loan is subject to the prior satisfaction or evidence of satisfaction (or waiver in writing), as determined by the Guarantor of each of the following conditions precedent, in form and substance satisfactory to the Guarantor. The due execution and release of its signatures to the relevant Guarantee Issuance Agreement by the Guarantor shall be deemed evidence of satisfaction of all of the following conditions precedent:

Section 5.1. Guarantee Request. The Guarantor shall have received a completed Guarantee Request with respect to the Guarantee Issuance Agreement, pursuant to Section 2.5.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 5.2. Securitization Documents. The Guarantor shall have received:

(a) (i) no later than fourteen (14) Business Days prior to the proposed Loan Closing Date, drafts of all Main Securitization Documents (and all opinions and certificates provided or entered into in connection therewith), (ii) no later than two (2) Business Days after the day that the relevant Capital Markets Issuer prices the ABS Notes issued in connection with a Loan Closing Date, revised drafts of all Main Securitization Documents (and all opinions and certificates provided or entered into in connection therewith), and (iii) no later than one (1) Business Day prior to the Loan Closing Date, executed versions of all Securitization Documents (and all opinions and certificates provided or entered into in connection therewith); in each case of the Main Securitization Documents, together with redline comparisons against any prior drafts delivered to the Guarantor; and

(b) (i) no later than fourteen (14) Business Days prior to distribution to investors, drafts of any preliminary offering circular or other offering document for the applicable Capital Markets Issuance, (ii) no later than one (1) Business Day prior to distribution to investors, any final versions of such preliminary offering circular or other offering document, in each case together with redline comparisons against prior drafts previously circulated, (iii) no later than the date of distribution to investors, the final offering circular and any pricing term sheet or any related pricing addendum with respect to the Capital Markets Issuance, (iv) no later than three (3) Business Days prior to distribution to investors, drafts of any other Marketing Materials and (v) no later than one (1) Business Day prior to distribution to investors, any final versions of any Marketing Materials described in clause (iv) of this Section 5.2(b), in each case together with redline comparisons against prior drafts;

Section 5.3. Form of Securitization Documents. The Main Securitization Documents entered into in connection with such Guarantee issuance shall not contain (i) any modifications or amendments to the Entrenched Conditions, and (ii) any other modifications or amendments from the forms attached hereto as Exhibit N that could reasonably be expected to materially and adversely affect the Guarantor’s rights and obligations under such Main Securitization Documents, in each case, without the prior written consent of the Guarantor, such written consent not to be unreasonably withheld.

Section 5.4. Concentration Minimums. The Guarantor shall have received a certificate delivered by the Sponsor confirming that the Eligible Solar Loans held by the Borrower to be party to the Guaranteed Loan benefiting from the Guarantee will meet the following concentration minimums:

(a) no less than [***]% of the Eligible Solar Loans held by any Borrower (as a percentage of the Aggregate Solar Loan Balance included in the pool on the applicable Cut-Off Date for the related Guaranteed Loan) will have an initial Consumer Obligor who had a FICO score of [***] or below at the time such Eligible Solar Loan was originated, subject to any maximum concentration limitations required by the Rating Agency; and

(b) no less than [***]% of the Eligible Solar Loans (as a percentage of the Aggregate Solar Loan Balance included in the pool on the applicable Cut-Off Date for the related Guaranteed Loan) will be secured by property with respect to a Solar Asset located in Puerto Rico, subject to any maximum concentration limitations required by the Rating Agency; provided that the Sponsor has utilized reasonable efforts to originate a sufficient number of Eligible Solar Loans to target a [***]% minimum concentration of Eligible Solar Loans secured by property with respect to a Solar Asset located in Puerto Rico.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 5.5. Initial Loan Balance.

(a) The Guaranteed Loan shall have an initial principal amount equal to the lesser of (such amount, the “Initial Principal Balance”):

(i) the product of: (A) the aggregate outstanding principal balance of the Solar Loans to be acquired by the relevant Borrower (other than Defaulted Solar Loans) (the “Aggregate Solar Loan Balance”) as of the applicable Cut-Off Date for the Guaranteed Loan; and (B) a percentage stipulated by the Rating Agency in order for the Required Rating to be confirmed with respect to the Capital Markets Issuance or the Guaranteed Loan, as documented in the relevant Securitization Documents; and

(ii) [***]% of the Eligible Project Costs of the Eligible Solar Loans being acquired by such Borrower with the proceeds of such Guaranteed Loan.

(b) The Guaranteed Loan shall have an Initial Guaranteed Principal Amount of at least $[***]; provided that, notwithstanding the foregoing, the Guaranteed Loan may have an Initial Guaranteed Principal Amount that is equal to the entire unused balance of the Maximum Cumulative Guaranteed Amount.

Section 5.6. Interest Rates; Interest Components. The Guaranteed Loan shall bear interest at a rate per annum corresponding to a blended rate of interest determined for the Capital Markets Issuance entered into by the relevant Capital Markets Issuer, pursuant to the terms of the Loan Agreement, subject to section 1.1.17 of Schedule 2 herein.

Section 5.7. Frequency Limitation. A Guarantee Issuance Agreement pursuant to this Agreement shall not have been executed within [***] days prior to the execution of a new Guarantee Issuance Agreement unless the Guarantor has granted a waiver in writing.

Section 5.8. Single Advance. The relevant Eligible Lender and the relevant Borrower have not previously entered into any Loan Agreement.

Section 5.9. SAM Registration. The Guarantor shall have received, no later than fourteen (14) Business Days prior to the requested Loan Closing Date, evidence of the registration by each relevant Securitization Entity in SAM.

Section 5.10. Borrower Organizational Structure. The Guarantor shall have received a structure diagram showing the organizational structure of each Securitization Entity and each Intermediate Company in connection with such Guarantee issuance.

Section 5.11. Technical Items. The Guarantor shall have received evidence that the Software Validation has been complied with.

Section 5.12. Guarantee Termination Event. No Guarantee Termination Event has occurred and is continuing.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 5.13. Litigation. No action shall be pending or, to the Sponsor’s Knowledge, threatened (in writing) that relates to (i) the legality, validity or enforceability of any Program Document or Securitization Document, (ii) the Project or to any transaction arising under any Program Document or Securitization Document, or (iii) any Securitization Entity or Intermediate Company, that either individually or in the aggregate, has, or would reasonably be expected to have, a Material Adverse Effect.

Section 5.14. No Violation. The issuance of such Guarantee shall not result in a violation of any Applicable Law, Program Document, Securitization Document, Governmental Approval, or any other agreement or consent to which the Borrower is a party, or any judgment or approval to which the Borrower is subject.

Section 5.15. Fees and Expenses. The Guarantor shall have received (a) payment in full of all fees and expenses (including Loan Closing Date Expenses) which are required to be paid pursuant to the relevant Guarantee Issuance Agreement on or prior to the relevant Loan Closing Date and all Periodic Expenses incurred and accrued on or prior to the relevant Loan Closing Date; and (b) (i) reimbursement of all fees and Periodic Expenses of any Guarantor Consultants, incurred prior to the relevant Loan Closing Date or (ii) confirmation that such fees and Periodic Expenses have been paid directly to such Guarantor Consultants.

Section 5.16. Required Rating. The Guarantor shall have received evidence that the Required Rating has been obtained from the Rating Agency.

Section 5.17. Guarantee Suspension Event. No Guarantee Suspension Event has occurred and is continuing or would result from the issuance of such Guarantee or from the application of the proceeds of the relevant Guaranteed Loan.

Section 5.18. Receipt of Policies. The Guarantor shall have received, no later than fourteen (14) Business Days prior to the relevant Loan Closing Date, any updates to the Credit and Underwriting Policies and Billing and Collections Policies applied by the Servicer and the Originator, as applicable, to the Eligible Solar Loans to be acquired by the related Borrower, to the extent there have been any material changes since the later of the Execution Date or the immediately preceding Loan Closing Date, in each case, together with redline comparisons against any prior versions of such policies delivered to the Guarantor.

Section 5.19. Issuance Model. The Guarantor shall have received, no later than fourteen (14) Business Days prior to the Loan Closing Date, a financial model substantially in the form attached as Exhibit AA for the requesting Borrower produced in good faith based on estimates made at the time made and in accordance with the Program Documents and the Securitization Documents and consistent with the financial model used by the Rating Agency to assign the Required Rating to the Guaranteed Loan, showing, if the transaction performed in accordance with such model, then in an unstressed base case: (a) that [***] claims on this Agreement or the related Guarantee Issuance Agreement are expected to be needed assuming a loss multiple of [***], (b) [***] repayment of the relevant Guaranteed Loan [***] years prior to maturity date of the Solar Loan with the latest maturity date which is part of the Collateral or, if there is no Anticipated Repayment Date, [***] years prior to the legal final maturity of the relevant ABS Notes and (c) such model reflects (x) an Equipment Replacement Reserve Deposit [***] the Minimum

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Equipment Replacement Reserve Deposit and (y) an Equipment Replacement Reserve Required Balance [***] the Minimum Equipment Replacement Reserve Required Balance (“Issuance Model”), which Issuance Model shall include a certification from the Sponsor to the effect that the underlying assumptions, inputs, structure and formulas used to create such Issuance Model either (1) do not materially differ from the corresponding underlying assumptions, inputs, structure and formulas used for purposes of creating each of (i) the Project Model and (ii) the immediately prior Issuance Model or (2) to the extent such Issuance Model does contain items that do materially differ from the corresponding underlying assumptions, inputs, structure and formulas, such deviations have been agreed to in writing by Guarantor.

Section 5.20. Receipt of Certificates. The Guarantor shall have received:

(a) Eligibility Criteria. A certificate from the relevant Depositor that each Solar Loan purchased by the relevant Borrower on the applicable Loan Closing Date meets the Eligibility Criteria.

(b) Representations, Warranties and Covenants; Conditions Precedent. An Officer’s Certificate from each of the Sponsor, the Servicer and the Manager, that (i) each at the representations and warranties made (or deemed to be made) in this Agreement or any other Program Documents or Securitization Documents (and all certificates, general deliverables or similar documents entered into in connection therewith) is true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality,” “Material Adverse Effect” or any similar qualifier, in which case, that it is true and correct in all respects) as of the relevant Loan Closing Date, except to the extent such representation or warranty is made only as of a specific date or time (in which event such representation or warranty shall be true and correct as of such date or time), and that there have been no breaches of any covenants made in this Agreement, any other Program Documents or Securitization Documents (and all certificates, general deliverables or similar documents entered into in connection therewith) (except to the extent cured) and (ii) each of the conditions precedent set forth in this Article 5 with respect to such Guarantee issuance has been satisfied.

(c) Borrower Closing Certificate. An Officer’s Certificate of the Borrower, substantially in the form set forth in Exhibit O.

(d) Sponsor Closing Certificate. An Officer’s Certificate of the Sponsor, substantially in the form set forth in Exhibit V.

(e) Sponsor Eligibility Certificate. An Officer’s Certificate of the Sponsor, substantially in the form of Exhibit GG.

(f) Lender Eligibility Certificate. An Officer’s Certificate of the Eligible Lender, substantially in the form of Exhibit HH.

(g) Independent Engineer’s Certificate. A certificate of the Independent Engineer substantially in the form of Exhibit P.

(h) Sponsor Technical Report Certificate. A certificate from the Sponsor substantially in the form of Exhibit Q.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 5.21. Equity Transfer Restrictions. The transfer restrictions in section 1.1.3 of Schedule 2 hereto with respect to the Borrower’s Equity Interests have been implemented to the satisfaction of the Guarantor.

Section 5.22. Performance Plan Certificate. A certificate from the Sponsor, substantially in the form of Exhibit S, that it is in compliance with the Technical Monitoring and GHG Reporting Plan, the Community Benefits Plan (collectively, the “Performance Plans”) or a report as to the Sponsor’s deviation from the Performance Plans and a corresponding remediation plan reasonably acceptable to the Guarantor describing actions planned or taken to achieve compliance with the Performance Plans (“Remediation Plan”). For the avoidance of doubt, it is not a condition precedent that the Sponsor meets the goals set forth in such Performance Plans; provided that a Remediation Plan is delivered.

Section 5.23. Confirmation of Process Agent. The Guarantor shall have received evidence that the agent for service of process referred to in section 10.9(c) (or equivalent provision) of the Guarantee Issuance Agreement has been duly appointed and holds such appointment without reservation until six (6) months after the relevant Loan Maturity Date of the Guaranteed Loan, together with evidence of the prepayment in full of the fees of such agent.

Section 5.24. Legal Opinions. The Guarantor shall have received legal opinions dated as of the Loan Closing Date and addressed to the Guarantor, subject to customary qualifications and limitations and covering enforceability of the Guarantee Issuance Agreement, the Loan Agreement, the Loan Note, or such other documents to which the Guarantor is party.

Section 5.25. Agreed-Upon Procedures. The Guarantor shall have received an agreed-upon procedures report (or equivalent), addressed to the Guarantor (or addressed in such other manner as the Guarantor may, in its sole discretion, find acceptable), from Ernst & Young LLP delivered in connection with the related Capital Markets Issuance.

Section 5.26. Allocation of Loan Guarantee Commitment Authority. The Guarantor shall have received evidence, substantially in the form of Exhibit F, that the Sponsor has partially allocated its Loan Guarantee Commitment Authority to the relevant Eligible Lender in an amount equal to the Initial Principal Balance of the Guaranteed Loan; provided that the cumulative Initial Principal Balance of all Guaranteed Loans shall not to exceed $3,333,333,333.33.

Section 5.27. First Guarantee Issuance. Solely with respect to the first Guarantee Issuance Agreement entered into following the Execution Date, letter agreements between the Sponsor and each applicable Guarantor Consultant (as indicated by the Guarantor and including the Guarantor’s financial advisors and its master servicer) providing for the Sponsor’s payment of the fees and expenses of such Guarantor Consultants described therein on an ongoing basis, shall have been executed.

Section 5.28. Additional Documents. The Guarantor shall have promptly received such other documents, certifications, opinions or consents as the Guarantor may reasonably request in connection with its confirmation of the conditions precedent set out in this Article 5.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

Section 6.1. Representations and Warranties. The Sponsor, the Servicer and the Manager, as applicable, make the representations and warranties as set forth in Schedule 1 hereto to and in favor of the Guarantor.

ARTICLE 7

AFFIRMATIVE COVENANTS

Section 7.1. Affirmative Covenants. The Sponsor, the Servicer and the Manager, as applicable, shall comply with the covenants set forth in Schedule 2 hereto.

ARTICLE 8

NEGATIVE COVENANTS

Section 8.1. Negative Covenants. The Sponsor shall comply with the covenants set forth in Schedule 3 hereto.

ARTICLE 9

MISCELLANEOUS

Section 9.1. Addresses. Any communications, including any notices, between or among the parties to the Program Documents shall be provided using the addresses listed in Schedule 6. All notices or other communications required or permitted to be given under the Program Documents shall be in writing and shall be considered as properly given: (a) if delivered in person; (b) if sent by overnight delivery service for domestic delivery or international courier for international delivery; (c) in the event overnight delivery service or international courier service is not readily available, if mailed by first class mail (or airmail for international delivery), postage prepaid, registered or certified with return receipt requested; (d) if sent by facsimile or telecopy with transmission verified; (e) if transmitted by electronic mail, to the electronic mail address set forth in Schedule 8. Notice so given shall be effective upon delivery to the addressee, except that communication or notice so transmitted by facsimile or telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Business Day and, if not, on the following Business Day) on which it is validly transmitted if transmitted before 5:00 p.m., recipient’s time, and if transmitted after that time, on the next following Business Day. Any party has the right to change its address for notice under any of the Program Documents to any other location by giving prior written notice to each of the other parties in the manner set forth hereinabove.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 9.2. Waiver and Amendment.

(a) No failure or delay by the Guarantor in exercising any right, or remedy shall operate as a waiver thereof. No single or partial exercise of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder.

(b) The rights and remedies provided for herein are, to the extent permitted by law, cumulative and are not exclusive of any other rights or remedies provided by law or in any other Program Document. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion of any other appropriate right or remedy.

(c) Except as otherwise provided herein, neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing and executed by each party hereto; provided that, any waiver by the Guarantor of a Guarantee Suspension Event or a condition precedent set forth herein will be effective upon receipt by the Sponsor or each applicable Securitization Entity of written notice from the Guarantor of such waiver.

(d) Any amendment to, or waiver of, this Agreement or any other Program Document or any provision hereof or thereof that constitutes a ‘modification’ (as defined in section 502(9) of FCRA) that increases the amount of the Credit Subsidy Cost (as calculated in accordance with FCRA and OMB Circulars A-11 and A-129) shall, at the Guarantor’s discretion, be conditioned upon: (i) the payment of any increase to the Credit Subsidy Cost by the Sponsor; or (ii) the availability to the Guarantor of funds appropriated by the U.S. Congress to meet any such increase.

Section 9.3. Entire Agreement. This Agreement, including any agreement, document or instrument attached to this Agreement or referred to herein, integrates all the terms and conditions mentioned herein or incidental to this Agreement and supersedes all prior drafts, discussions, term sheets, commitments, negotiations, agreements and understandings, oral or written of the parties to this Agreement in respect to the subject matter of this Agreement made.

Section 9.4. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the Federal law of the United States. To the extent that Federal law does not specify the appropriate rule of decision for a particular matter at issue, it is the intention and agreement of the parties to this Agreement that the law of the State of New York (without giving effect to its conflict of laws principles (except Section 5-1401 of the New York General Obligations Law)) shall be adopted as the governing Federal rule of decision.

Section 9.5. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision with a provision as similar in its terms and purpose to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 9.6. Limitation on Liability. No claim shall be made by the Sponsor, the Servicer or the Manager against the Guarantor or any of its Affiliates, directors, employees, attorneys or agents, including the Guarantor Consultants, for any indirect, exemplary or punitive damages (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement, the other Program Documents, the Securitization Documents or any act or omission or event occurring in connection therewith, except in the case of fraud, gross negligence, bad faith or willful misconduct; and each of the Sponsor, the Servicer and the Manager hereby waives, releases and agrees not to sue upon any such claim for any such damages (except for claims arising out of fraud, gross negligence, bad faith or willful misconduct), whether or not accrued, and whether or not known or suspected to exist in its favor.

Section 9.7. Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE SPONSOR. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT AND THE OTHER PROGRAM DOCUMENTS.

Section 9.8. Consent to Jurisdiction. By execution and delivery of this Agreement, the Sponsor, the Servicer, the Manager and the Guarantor irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding against it arising out of or in connection with this Agreement or any other Program Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of: (i) the courts of the United States for the District of Columbia; (ii) the courts of the United States in and for the Southern District of New York; (iii) any other federal court of competent jurisdiction in any other jurisdiction where it or any of its property may be found; and (iv) appellate courts from any of the foregoing;

(b) consents that any such action or proceeding may be brought in or removed to such courts, and waives any objection, or right to stay or dismiss any action or proceeding, that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) with respect to the Sponsor, agrees to irrevocably designate and appoint an agent satisfactory to the Guarantor for service of process in New York under this Agreement and any other Program Document governed by the laws of the State of New York, with respect to any action or proceeding in New York, as its authorized agent to receive, accept and confirm receipt of, on its behalf, service of process in any such proceeding. The Sponsor, the Servicer and the Manager each agree that service of process, writ, judgment or other notice of legal process upon said agent shall be deemed, and held in every respect, to be of effective personal service upon it, and each such party shall maintain such appointment (or that of a successor satisfactory to the Guarantor) continuously in effect at all times while such party is obligated under this Agreement;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(d) agrees that nothing herein shall: (i) affect the right of the Guarantor to effect service of process in any other manner permitted by law; or (ii) limit the right of the Guarantor to commence proceedings against or otherwise sue the Sponsor, the Servicer and the Manager or any other Person in any other court of competent jurisdiction nor shall the commencement of proceedings in any one or more jurisdictions preclude the commencement of proceedings in any other jurisdiction (whether concurrently or not) if, and to the extent, permitted by the Applicable Laws; and

(e) agrees that any Non-Appealable judgment against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction within or outside the U.S. by suit on the judgment or otherwise as provided by law, a certified or exemplified copy of which judgment shall be conclusive evidence of the fact and amount of the Sponsor’s, the Servicer’s or the Manager’s obligation.

Section 9.9. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

(b) No party may assign or otherwise transfer any of its rights or obligations under this Agreement or under any Program Document or Securitization Document (other than a collateral assignment to a Capital Markets Trustee in connection with a Capital Markets Issuance) without the prior written consent of the Guarantor.

Section 9.10. Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Sponsor, the Servicer or the Manager obligations hereunder, or any part thereof, is, pursuant to Applicable Laws, rescinded or reduced in amount, or must otherwise be restored or returned by the Guarantor. In the event that any payment or any part thereof is so rescinded, reduced, restored or returned, such obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 9.11. No Partnership; Etc. Nothing contained in this Agreement or in any other Program Document shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by, between or among the Guarantor, on one hand, and the Sponsor, the Servicer, the Manager or any other Person, on the other. The Guarantor shall not be in any way responsible or liable for the indebtedness, losses, obligations or duties of any Person with respect to the Project or otherwise.

Section 9.12. Acting Reasonably and in Good Faith; Discretion. Each party shall act reasonably and in good faith in the exercise of its rights under this Agreement. When a party has “discretion,” such party shall have the sole, absolute and unfettered discretion, with no obligation to act reasonably or provide reasons unless specifically required under the provisions of this Agreement. A party may exercise any termination right hereunder in its discretion.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 9.13. Indemnification.

(a) The Sponsor (the “Indemnifying Party”) shall, whether or not the transactions herein contemplated are consummated, indemnify the Guarantor and its officers, directors, employees, representatives, attorneys and agents (each an “Indemnified Party”) from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding or inquiry (whether or not such Indemnified Party is a party thereto) arising out of or related to (i) the preparation, execution and delivery of the Term Sheet, and (ii) the entering into and performance of any Program Document or the disbursement of, or use of the proceeds of, any Guarantee or the consummation of any transactions contemplated herein or in any Program Documents, including the fees and Periodic Expenses of counsel selected by such Indemnified Party incurred in connection with any such investigation, litigation or other proceeding or in connection with enforcing the provisions of this Section 9.13 (but excluding any such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements to the extent incurred by reason of the gross negligence or willful misconduct of the Indemnified Party or its officers, directors, employees, representatives, attorneys or agents, as the case may be, as determined pursuant to a final, Non-Appealable judgment by a court of competent jurisdiction) (collectively, “Indemnity Claims”).

(b) Without limitation to the provisions of clause (a) above, each Indemnifying Party agrees to defend, indemnify and hold harmless each Indemnified Party and each of its respective directors, officers, shareholders, agents, employees, participants, successors and assigns, from and against any and all Indemnity Claims.

(c) All sums paid and costs incurred by any Indemnified Party with respect to any matter indemnified hereunder shall (i) bear interest at the Late Charge Rate from the date on which the payment giving rise to such claim was due from such Indemnified Party, until reimbursed by the Indemnifying Party and (ii) be immediately due and payable on demand. Each such Indemnified Party shall promptly notify the Indemnifying Party in a timely manner of any such amounts payable by the Indemnifying Party hereunder; provided that, any failure to provide such notice shall not affect the Indemnifying Party’s obligations under this Section 9.13.

(d) Each Indemnified Party within seven Business Days after the receipt of notice of the commencement of any action for which indemnity may be sought by it, or by any Person Controlling it, from an Indemnifying Party on account of the agreements contained in this Section 9.13, shall notify the Indemnifying Party in writing of the commencement thereof, but the failure of such Indemnified Party to so notify the Indemnifying Party of any such action shall not release the Indemnifying Party from any liability that it may have to such Indemnified Party.

(e) To the extent that the undertaking in the preceding clauses of this Section 9.13 may be unenforceable because it is violative of any law or public policy, the Indemnifying Party shall contribute the maximum portion that it is permitted to pay and satisfy, under Applicable Laws to the payment and satisfaction of such undertakings.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(f) Any amounts payable by an Indemnifying Party pursuant to this Section 9.13 shall be payable not later than the later of (i) ten (10) Business Days after the Indemnifying Party receives an invoice for such amounts from any applicable Indemnified Party, and (ii) five (5) Business Days prior to the date on which such Indemnified Party expects to pay such costs on account of which the Indemnifying Party’s indemnity hereunder is payable, and if not paid by such applicable date shall bear interest at the Late Charge Rate from and after such applicable date until paid in full.

(g) The Indemnifying Party shall be entitled, at its expense, to participate in the defense thereof; provided that, such Indemnified Party has the right to retain its own counsel, at the Indemnifying Party’s expense, and such participation by the Indemnifying Party in the defense thereof shall not release the Indemnifying Party of any liability that it may have to such Indemnified Party. Any Indemnified Party against whom any Indemnity Claim is made shall be entitled, after consultation with the Indemnifying Party and upon consultation with legal counsel wherein such Indemnified Party is advised that such Indemnity Claim is meritorious, to compromise or settle any such Indemnity Claim. Any such compromise or settlement shall be binding upon the Indemnifying Party for purposes of this Section 9.13.

(h) Upon payment of any Indemnity Claim by the Indemnifying Party pursuant to this Section 9.13, the Indemnifying Party, without any further action, shall be subrogated to any and all claims that such Indemnified Party may have relating thereto, and such Indemnified Party shall at the request and expense of the Indemnifying Party co-operate with the Indemnifying Party and give at the request and expense of the Indemnifying Party such further assurances as are necessary or advisable to enable the Indemnifying Party vigorously to pursue such claims.

(i) Notwithstanding any other provision of this Section 9.13, the Indemnifying Party shall not be entitled to any: (i) notice; (ii) participation in the defense of; (iii) consent rights with respect to any compromise or settlement; or (iv) subrogation rights, in each case except as otherwise provided for pursuant to this Section 9.13 with respect to any action, suit or proceeding against the Indemnifying Party.

Section 9.14. Cooperation with Capital Markets Issuance Process and Refinancing Process.

(a) In connection with any Capital Markets Issuance (or any Permitted Refinancing thereof), the Guarantor agrees to reasonably cooperate and participate in the review, preparation or furnishing of relevant information relating to itself or the Project and drafting of any Marketing Material.

(b) If the Sponsor reasonably requests that the Guarantor be present (in person or remotely) on a reasonable basis at customary meetings with the Rating Agency in connection with a rating with respect to a Capital Markets Issuance or the rating of a Guaranteed Loan, the Guarantor shall make reasonable efforts to be present at such meetings solely in its capacity as the Guarantor of the Project.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(c) in connection with any Permitted Refinancing, to the extent the Sponsor proposes any amendments to currently effective Securitization Documents, the Guarantor agrees to reasonably negotiate Refinancing Documents that reflect the terms and conditions of such Permitted Refinancing, including, but not limited to, changes to the Borrower Priority of Payments that relate to payments that are subordinated to DOE Reimbursable Amounts (or immaterial to items that are senior in payment of any DOE Reimbursable Amounts) and/or that relate to any other amounts payable to the Guarantor, or to reflect market changes to payment terms and reserves, as well as any changes to the Equipment Replacement Reserve Deposit and the Equipment Replacement Reserve Required Balance.

Section 9.15. Use of Foreclosure or Liquidation Proceeds. For the avoidance of doubt, to the extent received by the Guarantor (or its applicable designee or agent on the Guarantor’s behalf) pursuant to the applicable Loan Agreement, the proceeds of the foreclosure on, or liquidation of, the Guaranteed Loan and any related Collateral shall be applied pursuant to, and in accordance with, all Applicable Law.

Section 9.16. Counterparts. This Agreement may be executed in one or more duplicate counterparts and, when executed by all of the parties, shall constitute a single binding agreement. The delivery of an executed counterpart of this Agreement by electronic means, including by telecopy, facsimile or by portable document format (PDF) attachment to email, shall be as effective as delivery of an original executed counterpart of this Agreement.

[signature pages follow]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed and delivered by their respective officers or representatives hereunto duly authorized as of the date first written above.

SUNNOVA ENERGY CORPORATION
as Sponsor

/s/ Robert Lane
Name: Robert Lane
Title: Executive Vice President, Chief Financial Officer

SUNNOVA ABS MANAGEMENT, LLC
as Servicer and Manager

/s/ Robert Lane
Name: Robert Lane
Title: Executive Vice President, Chief Financial Officer

[Signature Page to Loan Guarantee Agreement]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

U.S. DEPARTMENT OF ENERGY
as Guarantor

/s/ Jigar H. Shah
Name: Jigar Shah
Title: Director, Loan Programs Office

[Signature Page to Loan Guarantee Agreement]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SCHEDULE 1

REPRESENTATIONS AND WARRANTIES

[Omitted]

Sch 1-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SCHEDULE 2

AFFIRMATIVE COVENANTS

[Omitted]

Sch 2-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SCHEDULE 3

NEGATIVE COVENANTS

[Omitted]

Sch 3-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SCHEDULE 4

DAVIS-BACON ACT REQUIREMENTS

[Omitted]

Sch 4-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SCHEDULE 5

ENTRENCHED CONDITIONS

[Omitted]

Sch 5-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SCHEDULE 6

MINIMUM ELIGIBILITY CRITERIA

[Omitted]

Sch 6-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SCHEDULE 7

LITIGATION

[None]

Sch 7-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SCHEDULE 8

ADDRESSES

Sunnova Energy Corporation

20 East Greenway Plaza, Suite 540

Houston, TX 770046

Attention: Chief Financial Officer

Email: [***]; [***]

Phone: [***]

Fax: [***]

Sunnova ABS Management, LLC

20 East Greenway Plaza, Suite 540

Houston, TX 770046

Attention: Chief Financial Officer

Email: [***]; [***]

Phone: [***]

Fax: [***]

United States Department of Energy

Loan Programs Office

1000 Independence Avenue, SW

Washington, D.C. 20585

Attn: Director, Portfolio Management

Email: [***]

Sch 8-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

EXHIBIT A

Definitions

“ABS Notes” means the asset-backed securities issued by a Capital Markets Issuer.

“Account Bank” means J.P. Morgan Chase Bank, National Association, a national banking association, in its capacity as the account bank under the Account Control Agreement, or such other Qualified Bank appointed pursuant to the Account Control Agreement, as the Guarantor may approve.

“Account Control Agreement” means (i) initially, the Account Control Agreement, dated as of the related Loan Closing Date, among a Borrower, the Agent and J.P. Morgan Chase Bank, National Association and (ii) thereafter, an Account Control Agreement, substantially in the form of the Account Control Agreement described in clause (i) of this definition among the Borrower, the Agent and an Account Bank.

“Action” means (a) any action, suit or proceeding by or before any Governmental Authority; (b) any investigation by a Governmental Authority; or (c) any arbitral proceeding.

“Add-On Purchases” has the meaning set forth in the Recitals.

“Administrative Agent” means, with respect to any Loan Agreement, Wilmington Trust, National Association, a national banking association, in its capacity as the administrative agent thereunder, or such other entity or successor entity as the Guarantor may approve.

“Advance Rate” means, for a Guaranteed Loan, (i) the Initial Principal Balance; divided by (ii) the initial Aggregate Solar Loan Balance of the Eligible Solar Loans.

“Adverse Judgment Event” means any adverse finding resulting from any material investigation (whether civil or criminal) conducted by any federal or state agency with respect to SEI, any Sponsor Entities or their Affiliates under federal or state law, unless the Sponsor has delivered to the Guarantor a certificate confirming that, as of the date of such certificate, either: (a) the relevant Sponsor Entities or their Affiliates have complied with or satisfied any sanctions or remedies levied on or required from such Sponsor Entities or their Affiliates to the extent required; or (b) the relevant finding is being contested in good faith by the relevant Sponsor Entities or their Affiliates.

“Affiliate” means with respect to any Person, any other Person that directly or indirectly Controls, or is under common Control with, or is Controlled by, such Person; provided that, in any event and for all purposes of the Program Documents and the Securitization Documents, the Sponsor or any Affiliate of the Sponsor shall be deemed an “Affiliate” of the Borrower.

“Agent” means Wilmington Trust, National Association, a national banking association, in its capacity as the agent under each Guaranteed Loan.

“Aggregate Solar Loan Balance” has the meaning set forth in Section 5.5(a)(i).

Exh. A-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Agreement” has the meaning set forth in the Preamble.

“Ancillary Equipment” has the meaning set forth in the Recitals.

“Annual Reports” has the meaning set forth in section 1.1.6(b) of Schedule 2 hereto.

“Anti-Terrorism Order” means Executive Order No. 13,224, 66 Fed. Reg. 49,079 (2001), issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism).

“Anticipated Repayment Date” means, with respect to any Guaranteed Loan, the “Anticipated Repayment Date” (if any) determined pursuant to the applicable relevant Loan Agreement.

“Applicable Law” means, with respect to any Person, any constitution, statute, law, rule, regulation, code, ordinance, treaty, judgment, order or any published directive, guideline, requirement or other governmental rule or restriction which has the force of law, by or from a court, arbitrator or other Governmental Authority having jurisdiction over such Person or any of its properties, whether in effect as of the date of this Agreement or as of any date hereafter.

“Authorized Officer” means with respect to any Person (i) that is a corporation, the chairman, chief executive officer, president, vice president, assistant vice president, treasurer, assistant treasurer, secretary, assistant secretary, any Person holding equivalent positions in such corporations, or any other Financial Officer of such Person, (ii) with respect to any Person that is a limited liability company, the manager, managing partner or duly appointed officer of such Person, the individuals authorized to represent such Person pursuant to the Organizational Documents of such Person, or the chairman, chief executive officer, president, vice president, assistant vice president, treasurer, assistant treasurer, secretary, assistant secretary, any Person holding equivalent positions in such companies, or any other Financial Officer of the manager or managing member of such Person.

“Availability Period” means a period commencing from (and including) the later of (x) the Execution Date and (y) the first Loan Closing Date to occur within thirty (30) Business Days after the Execution Date, to (but excluding) the earlier of: (a) the date that is thirty-six (36) months after the Execution Date; and (b) the date on which the aggregate Initial Guaranteed Principal Amount with respect to all Guarantees issued since the Execution Date has reached the Maximum Cumulative Guaranteed Amount, in each case, as extended pursuant to Section 2.3.

“Availability Period Extension” has the meaning set forth in Section 2.3.

“Backup Servicer” means Wilmington Trust, National Association, a national banking association in its capacity as the backup servicer under a Backup Servicing Agreement, or such other successor entity as the Guarantor may approve.

Exh. A-2

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Backup Servicing Agreement” means the backup servicing agreement entered into from time to time between the Backup Servicer and a Borrower, as may be set forth in the applicable Servicing Agreement.

“BESS Solar Loan” means a Solar Loan used solely to finance the acquisition and installation of a BESS System, and, if applicable, related Ancillary Equipment.

“BESS Systems” has the meaning set forth in the Recitals.

“Billing and Collections Policies” means the billing and collections policies and procedures applied by the Servicer attached hereto as Exhibit FF, as may be updated by Sponsor from time to time.

“Borrower” or “Borrower Entity” means each special purpose limited liability company formed in the State of Delaware, and from time to time a borrower under a Guarantee Issuance Agreement and the relevant Loan Agreement.

“Borrower’s Accountant” means the firm of independent certified public accountants of nationally recognized standing as may be appointed by any relevant Borrower from time to time with the approval of the Guarantor.

“Borrower Priority of Payments” has, with respect to any Guaranteed Loan, the meaning ascribed to such term in the applicable Loan Agreement.

“Business Day” means any day other than (i) a Saturday or Sunday or (ii) any other day on which the Federal Reserve Bank of New York is authorized or obligated by law or executive order to be closed.

“Capital Lease” means, for any Person, any lease of (or other agreement conveying the right to use) any property of such Person that would be required, in accordance with GAAP, to be capitalized and accounted for as a capital lease on a balance sheet of such Person.

“Capital Markets Documents” means all agreements entered into by each Capital Markets Issuer issued in connection with the issuance of ABS Notes and the funding of a Guaranteed Loan extended by an Eligible Lender to the related Borrower.

“Capital Markets Indenture” means, with respect to each Capital Markets Issuance, the indenture entered into between the applicable Capital Markets Issuer and the applicable Capital Markets Trustee.

“Capital Markets Issuance” has the meaning specified in the Recitals.

“Capital Markets Issuer” means each special purpose limited liability company formed from time to time in the state of Delaware and issuing securities in a Capital Markets Issuance.

“Capital Markets Trustee” means, with respect to a Capital Markets Issuance related to the making of a Guaranteed Loan, Wilmington Trust, National Association, a national banking association, in its capacity as the trustee under the Capital Markets Documents, or such other entity as the Guarantor may approve.

Exh. A-3

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Capitalized Interest Amount” means, with respect to any Guaranteed Loan, as of any date of determination, the actual amount of interest capitalized in respect of such Guaranteed Loan as of such date of determination in accordance with the terms of the relevant Loan Note (including any interest to be capitalized in respect of the Guaranteed Loans as of such date of determination).

“Collateral” means, with respect to each Guaranteed Loan, the applicable Borrower’s Secured Obligations under its respective Loan Note and each other Securitization Document applicable to it as will be secured by a perfected first-priority security interest in favor of the Agent, for the benefit of the Guarantor, the respective Eligible Lender and each other Secured Party under the Securitization Documents, which will be properly perfected as of each Loan Closing Date, in all assets of such Borrower whether existing or after-acquired, including its interest in and to: (i) the Initial Solar Loans, any Subsequent Solar Loans and any Qualified Substitute Solar Loans, (ii) all Solar Loan Files related to the Solar Loans and any property or assets of the Consumer Obligors pledged as collateral under a Solar Loan to secure the repayment of such Solar Loan, including without limitation the related PV System and/or BESS System, each now and hereafter owned, (iii) each Customer Contract including the right to (a) receive all amounts due under or required to be paid pursuant to such Customer Contract on and after the related Cut-Off Date (including all interest capitalized and added to the Solar Loan Balance of a Solar Loan on a Section 25D Credit Payment Date, if any), (b) all security interests, liens and assignments securing payment of such Customer Contract and (c) all books, records and computer tapes relating to such Customer Contract; (iv) such Borrower’s rights in the Electronic Vault, (v) all rights and remedies under the Contribution Agreement, the Performance Guaranty, the Management Agreement, the Servicing Agreement, the Custodial Agreement, any Letter of Credit and all other Securitization Documents, (vi) amounts (including all amounts collected from each Consumer Obligor under its Customer Contract) deposited from time to time into the Lockbox Account, the Collection Account, the Reserve Account, the Equipment Replacement Reserve Account, the Section 25D Interest Account, the Prefunding Account, the Capitalized Interest Account and all amounts deposited from time to time and all Eligible Investments in each such account, (vii) all other assets of such Borrower, and (viii) the proceeds of any and all of the foregoing including all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other property. Terms used in this definition shall have the meaning ascribed to them in the relevant Loan Agreement, as applicable.

“Community Benefits Plan” has the meaning set forth in Section 4.4.

“Component 1” has the meaning set forth in the Recitals.

“Component 1 Balance” means, with respect to Component 1 of a Guaranteed Loan, the Initial Principal Balance applicable to such Component 1 minus all principal payments made on such Component 1 as of such date of determination, including, for the avoidance of doubt, all payments made by the Guarantor as principal.

Exh. A-4

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Component 1 Rate” means, with respect to the Guaranteed Loan, the rate of interest applicable to Component 1 thereof, as determined in the Capital Markets Issuance for the class of ABS Notes corresponding to Component 1.

“Component 2” has the meaning set forth in the Recitals.

“Component 2 Balance” means, with respect to Component 2 of a Guaranteed Loan, the Initial Principal Balance applicable to such Component 2 minus all principal payments made on such Component 2 as of such date of determination.

“Component 2 Rate” means, with respect to a Guaranteed Loan, the rate of interest applicable to Component 2 thereof, as determined in the Capital Markets Issuance for the class of ABS Notes corresponding to Component 2.

“Comptroller General” means the Comptroller General of the United States.

“Consumer Obligor” means a borrower under a Customer Contract.

“Control” means the power, directly or indirectly, to direct or cause the direction of the management or business or policies of a Person (whether through the ownership of voting securities or partnership or other ownership interests, by contract, or otherwise); and the words “Controlling”, “Controlled”, and similar constructions shall have corresponding meanings.

“Credit and Underwriting Policies” means the credit and underwriting policies and procedures applied by the Originator to Eligible Solar Loans held by a Borrower, attached hereto as Exhibit EE and as amended or supplemented from time to time, or a more recent version thereof received by the Guarantor.

“Credit Subsidy Cost” means the “cost of a loan guarantee”, as defined in section 502(5)(C) of FCRA.

“Custodian” has, with respect to any Guaranteed Loan, the meaning ascribed to such term in the applicable Loan Agreement.

“Customer Contract” means a loan and security agreement or retail installment sale and security agreement or other substantially similar agreement extending consumer credit entered into by the applicable Consumer Obligor and the Originator (or its Dealer) and all ancillary agreements and documents related thereto, including any related amendments thereto, but excluding any Customer Limited Warranty Agreement.

“Customer Limited Warranty Agreement” means, (i) with respect to a PV System related to an Eligible Solar Loan, any separate warranty agreement provided by the Originator to a Consumer Obligor (which may be an exhibit to a Customer Contract) in connection with the performance and installation of the related PV System and/or BESS System (which, in the case of a PV System, includes a minimum production guaranty level of [***]% solar energy production, as measured in kilowatt hours, for a specified time period for the PV System) related to the Eligible Solar Loan and compensates the Consumer Obligor for a shortfall and (ii) with respect to a PV System and/or BESS System related to the Eligible Solar Loan, any limited warranty agreement provided by the Originator to a Consumer Obligor pursuant to which the Originator or its agents have agreed to repair or replace the PV System and/or BESS System in accordance with the terms of the manufacturer’s warranty attached to such agreement and cover labor costs and certain out of warranty components for the relevant warranty term.

Exh. A-5

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Cut-Off Date” means, for a Guaranteed Loan, the date determined pursuant to the applicable Loan Agreement.

“Davis-Bacon Act” means Subchapter IV of Chapter 31 of Part A of Subtitle II of Title 40 of the United States Code, including and as implemented by the regulations set forth in Parts 1, 3 and 5 of title 29 of the Code of Federal Regulations.

“Davis-Bacon Act Covered Contract” means any contract, agreement or other arrangement subject to Davis-Bacon Act requirements under Title XVII.

“Davis-Bacon Requirements” means (i) with respect to the Solar Assets constructed or installed on or prior to the Execution Date, satisfaction of clause B of Schedule 4 hereto and (ii) with respect to the Solar Assets constructed or installed from and after the Execution Date, satisfaction of clause C of Schedule 4 hereto.

“Dealer” means a third party with whom the Originator or any of its affiliate’s contracts to source potential customers and to design, install and service PV Systems and/or BESS Systems.

“Dealer Fees” means, with respect to a Solar Loan, certain fees paid by the Originator to the Dealer.

“Debarment Regulations” means all of the following:

(i)	Subpart 9.4 (Debarment, Suspension, and Ineligibility) of the Federal Acquisition Regulations, 48 C.F.R. 9.400 – 9.409; and

(ii)

the Government-wide Debarment and Suspension (Non-procurement) regulations (Common Rule), 2 C.F.R. 200.214 implementing Executive Orders 12549 and 12689, and 2 C.F.R. Part 180, as supplemented by 2 C.F.R. Part 901.

“Defaulted Solar Loan” means a Solar Loan for which (i) the related Consumer Obligor is more than one hundred eighty (180) days past due from the original due date on [***]% or more of a contractual payment due under the related Solar Loan, (ii) an Insolvency Event has occurred with respect to a Consumer Obligor, (iii) the related PV System or BESS System has been turned off due to a delinquency of a Consumer Obligor under the related Customer Contract or repossessed by the Servicer or Manager, or (iv) the Servicer has determined that all or any portion of the Solar Loan has been, in accordance with the Billing and Collections Policies, placed on a “non-accrual” status or is “non-collectible”, a charge-off has been taken or any or all of the principal amount due under such Solar Loan has been reduced or forgiven.

“Depositor” means each special purpose limited liability company formed from time to time in the state of Delaware to sell and/or contribute the Solar Loans to be acquired by the related Borrower directly (or indirectly through a Capital Markets Issuer and an Eligible Lender) pursuant to the applicable Sale and Contribution Agreement.

Exh. A-6

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Determination Date” has, with respect to any Guaranteed Loan, the meaning ascribed to such term in the applicable Loan Agreement.

“DOE” has the meaning specified in the Preamble.

“DOE Component” has the meaning set forth in the Recitals.

“DOE Component Balance” means, with respect to the DOE Component of a Guaranteed Loan, $0.00 plus all principal payments made by the Guarantor as of such date of determination minus all principal payments made towards repayment of the DOE Component as of such date of determination.

“DOE Reimbursable Amounts” has, with respect to any Guaranteed Loan, the meaning ascribed to such term in the applicable Guarantee Issuance Agreement.

“Dollars” or “$” means the lawful currency of the United States.

“Eligibility Criteria” means, with respect to any Guaranteed Loan, the criteria set forth in the applicable Loan Agreement relating to Solar Loans.

“Eligible Lender” means each special purpose limited liability company formed from time to time in the state of Delaware extending a Guaranteed Loan having satisfied each condition of an “Eligible Lender” as set out in Section 609.2 of the of the Title XVII Regulations.

“Eligible Project Costs” means those portions of Project Costs that constitute “Project Costs” as defined in the Title XVII Regulations, as reasonably determined by the Guarantor. For any Guarantee Issuance Agreement, Eligible Project Costs shall be deemed to equal [***]% of (a) the initial unpaid principal balance of each Solar Loan part of the Collateral as stated on the Customer Contract, minus (b) all principal payments made by the Consumer Obligor on such Solar Loans prior to the applicable Cut-Off Date.

“Eligible Solar Loans” has the meaning set forth in the Recitals.

“Employee Benefit Plan” means all “employee benefit plans” (as defined in Section 3(3) of ERISA) other than any Multiemployer Plans that are or at any time have been maintained or sponsored by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate has ever made, or been obligated to make, contributions or with respect to which the Borrower or any ERISA Affiliate has incurred any material liability or obligation.

“Entrenched Conditions” means, with respect to the Securitization Documents, the provisions set forth in Schedule 5 hereto.

Exh. A-7

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Environmental Claims” means any and all obligations, liabilities, losses, abatements, administrative, regulatory or judicial actions, suits, demands, decrees, claims, liens, judgments, notices of noncompliance or violation, investigations, proceedings, clean-up, removal or remedial actions or orders, or damages (foreseeable and unforeseeable, including consequential and punitive damages) or penalties relating in any way to any Environmental Law or any Governmental Approval issued under any such Environmental Law, including (a) any and all Indemnity Claims by any Governmental Authority for enforcement, clean-up, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Indemnity Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances, the violation or alleged violation of any Environmental Law or the violation or alleged violation of any Governmental Approval issued thereunder, or arising from alleged injury or threat of injury to human health, safety or the environment.

“Environmental Laws” means any Applicable Law in effect as of the relevant Loan Closing Date or thereafter, and in each case as amended, regulating, relating to or imposing obligations, liability or standards of conduct concerning or otherwise relating to (a) pollution, protection of human or animal health or safety or the environment, including flora and fauna, or Releases or threatened Releases of pollutants, contaminants, chemicals, radiation or industrial, toxic or hazardous substances or wastes, including Hazardous Substances, or (b) the generation, manufacture, processing, distribution, use, treatment, storage, recycling, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, including Hazardous Substances.

“Equipment Replacement Reserve Account” has, with respect to any Guaranteed Loan, the meaning ascribed to such term in the applicable Loan Agreement.

“Equipment Replacement Reserve Deposit” has, with respect to any Guaranteed Loan, the meaning ascribed to such term in the applicable Loan Agreement.

“Equipment Replacement Reserve Required Balance” has, with respect to any Guaranteed Loan, the meaning ascribed to such term in the applicable Loan Agreement.

“Equity Interest” means any and all shares, interest, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the common or preferred equity or preference share capital of an entity, including partnership interests, voting interests, limited liability interests and trust beneficial interests; provided, that for the avoidance of doubt, no ABS Note will be considered an Equity Interest under this definition.

“ERISA” means the Employee Retirement Income Security Act of 1974 of the United States, as amended from time to time, and the regulations promulgated, and any publicly available rulings issued, thereunder.

“ERISA Affiliate” means any person (as defined in Section 3(9) of ERISA), which together with the Borrower, would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code or which would be deemed to be under common control with the Borrower under Section 4001(a)(14) or 4001(b)(1) of ERISA.

Exh. A-8

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“ERISA Event” means:

(i)

a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section with respect to a Pension Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event. Notwithstanding the foregoing, the existence of a failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code or Section 302 of ERISA with respect to any Pension Plan, shall be a reportable event for the purposes of this clause (i) regardless of the issuance of any waiver;

(ii)	a withdrawal by the Borrower or an ERISA Affiliate from a Pension Plan or the termination of any Pension Plan resulting in liability under Sections 4063 or 4064 of ERISA;

(iii)

the withdrawal of the Borrower or an ERISA Affiliate in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by the Borrower or an ERISA Affiliate of notice from any Multiemployer Plan that it is in insolvency pursuant to Sections 4241 or 4245 of ERISA;

(iv)

the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Sections 4041 or 4041A of ERISA of an Employee Benefit Plan, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan;

(v)	the imposition of liability on the Borrower or an ERISA Affiliate pursuant to Sections 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA;

(vi)

the failure by the Borrower or an ERISA Affiliate to make any required contribution to an Employee Benefit Plan, or the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan;

(vii)

an event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan;

(viii)	the imposition of any material liability under Title I or Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or an ERISA Affiliate;

(ix)	an application for a funding waiver under Section 302 of ERISA with respect to any Pension Plan;

Exh. A-9

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(x)

the imposition of any lien on any of the rights, properties or assets of the Borrower or an ERISA Affiliate, or the posting of a bond or other security by of such entities, in either case pursuant to Title I or IV of ERISA or to Sections 412, 430 or 436 of the Internal Revenue Code;

(xi)	the making of any amendment to any Pension Plan that could directly result in the imposition of a lien or the posting of a bond or other security;

(xii)

the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Internal Revenue Code or Section 406 of ERISA) involving the assets of an Employee Benefit Plan that results in a material liability on the Borrower;

(xiii)	the final determination that a Qualified Plan’s qualification or tax exempt status should be revoked;

(xiv)	a determination that any Employee Benefit Plan is, or is expected to be, in “at risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Internal Revenue Code);

(xv)

the receipt by a Borrower or an ERISA Affiliate of any notice, of the imposition of withdrawal liability or of a determination that a Multiemployer Plan is, or is expected to be, in “endangered” or “critical” status, within the meaning of Section 305 of ERISA; or

(xvi)	a Foreign Plan Event.

“Execution Date” means September 27, 2023

“Execution Date Expenses” has the meaning set forth in Section 3.3(a).

“Facility Fee” has the meaning set forth in Section 3.2(a).

“FCRA” means the Federal Credit Reform Act of 1990, P.L. 101-508, 104 Stat. 1388-609 (1990), as amended by P.L. 105-33, 111 Stat. 692 (1997).

“FERC” means the Federal Energy Regulatory Commission or any successor agency.

“Financial Officer” means with respect to any Person, the general manager, any director, the chief financial officer, the controller, the treasurer or any assistant treasurer, any vice president-finance or any assistant vice president-finance or any other vice president or assistant vice president with significant responsibility for the financial affairs of such Person.

“Financial Reporting” has the meaning set forth in section 1.1.6(b) of Schedule 2 of hereto.

Exh. A-10

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Financial Statements” means with respect to any Person, such Person’s quarterly or annual balance sheet and statements of income, retained earnings, and cash flow for such fiscal period, together with all notes thereto and, except for or during the first fiscal year, with comparable figures for the corresponding period of its previous fiscal period, each prepared in Dollars and in accordance with GAAP (except for the absence of footnotes and normal year-end adjustments in the case of unaudited Financial Statements).

“Foreign Plan” shall mean any employee benefit plan, program, policy, arrangement or agreement not subject to ERISA, including any defined benefit pension plan maintained, contributed to or sponsored by the Borrower or any of their respective subsidiaries for the benefit of employees employed outside the United States, other than any such plan, program, policy, arrangement or agreement that is funded through a trust or funding vehicle maintained exclusively by a Governmental Authority.

“Foreign Plan Event” shall mean, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any Applicable Law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any Applicable Law, on or before the due date for such contributions or payments, (c) the receipt of a notice from a Governmental Authority relating to the intention to terminate any such Foreign Plan, or alleging the insolvency of any such Foreign Plan, (d) the incurrence of liability by the Borrower or any their respective subsidiaries under Applicable Law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any material transaction that is prohibited under any Applicable Law and that would reasonably be expected to result in the incurrence of any material liability to the Borrower or any of their respective subsidiaries, or the imposition on the Borrower or any of their respective subsidiaries of any material fine, excise tax or penalty resulting from any noncompliance with any Applicable Law.

“FPA” means the Federal Power Act of 1935, as amended.

“GAAP” means (i) generally accepted accounting principles in the United States in effect from time to time, consistently applied and (ii) internationally recognized generally accepted accounting principles, consistently applied.

“Governmental Approval” means any approval, consent, authorization, license, permit, order, certificate, qualification, waiver, exemption, or variance, or any other action of a similar nature, of or by a Governmental Authority, including any of the foregoing that under Applicable Law are or may be deemed given or withheld by failure to act within a specified time period.

“Governmental Authority” means any federal, state, county, municipal, or regional authority, or any other entity of a similar nature, exercising any executive, legislative, judicial, regulatory, or administrative function of government.

“Governmental Judgment” means with respect to any Person, any judgment, order, decision, or decree, or any act of a similar nature, of or by a Governmental Authority having jurisdiction over such Person or any of its properties.

Exh. A-11

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Guarantee” means the guarantee issued with respect to each Guaranteed Loan and which is evidenced by the Guarantee Issuance Agreement.

“Guarantee Information”, with respect to any Marketing Materials, means any description, assertion or information provided in such Marketing Materials with respect to this Agreement, any Guarantee Issuance Agreement, the Guarantee, the Guarantor or Title XVII, including for the avoidance of doubt, in any legends, legal disclaimers or risk factors on any Marketing Materials.

“Guarantee Issuance Agreement” means the guarantee issuance agreement among the Sponsor, Servicer, Manager, Guarantor, and each Securitization Entity, evidencing the Guarantee.

“Guarantee Payment”, with respect to each Guarantee, has the meaning set forth in the relevant Guarantee Issuance Agreement.

“Guarantee Payment Date”, with respect to each Guarantee, has the meaning set forth in the relevant Guarantee Issuance Agreement.

“Guarantee Request” means a written request in compliance with a Borrower’s obligations pursuant to Article 2 and substantially in the form attached as Exhibit DD hereto.

“Guarantee Suspension Event” means, the occurrence of any event specified below (which, for the avoidance of doubt, shall not affect the validity of any outstanding Guarantees):

(a)

with respect to: (A) any Guaranteed Loan benefiting from a Guarantee Issuance Agreement under this Agreement; or (B) any of the Sponsor’s securitization transactions collateralized by a Guaranteed Loan, in each case, to the extent not cured or waived within the applicable period:

(i)	A Loan Early Amortization Event has occurred and is continuing;

(ii)	A Loan Event of Default has occurred and is continuing; or

(iii)	On and after the date that is [***] days following the Loan Closing Date, the Overcollateralization Ratio for such Guaranteed Loan is less than [***]% of that at the Loan Closing Date.

(b)	A failure to pay any Guarantor Fees when due and payable.

(c)	A failure to pay any Transaction Costs and Expenses when due and payable, which failure remains ongoing for more than [***] days.

(d)	With respect to any of the Sponsor’s securitization transactions:

(i)

A removal of a servicer or manager for a failure (unrelated to the financial performance of such securitization transaction) to duly observe or perform in a material respect the covenants set forth in the related management or servicing agreement; or

(ii)	An event of default (regardless of any waivers, modifications or amendments) that results in an acceleration of the applicable asset-backed notes.

Exh. A-12

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(e)	Any change which, with respect to each of SEI or the Sponsor, causes (as reasonably determined by the Guarantor):

(i)	a material and adverse change in the nature of its business or the manner in which it conducts its business related to the Project;

(ii)

it to discontinue any material portion or line of its business related to the Project or otherwise affect its ability to fulfill its obligations under the Program Documents or the Securitization Documents; or

(iii)	a Material Policy Change, unless SEI or the Sponsor has delivered to the Guarantor a Material Policy Change Officer’s Certificate with respect to the Borrowers.

(f)	An Adverse Judgment Event.

(g)	For so long as SEC and SEI, as applicable, fail to certify on a quarterly basis that, as of the last day of any fiscal quarter during the Availability Period, that:

(i)	SEC and its subsidiaries have maintained a Tangible Net Worth, on a consolidated basis and as of the end of such fiscal quarter, of at least $[***]; and

(ii)	SEI has at all times during the preceding fiscal quarter, maintained Unrestricted Cash in an amount of at least $[***].

(h)	A Sponsor Change of Control.

“Guarantee Termination Event”, with respect to a Guarantee, has the meaning set forth in the relevant Guarantee Issuance Agreement.

“Guaranteed Amounts”, with respect to a Guarantee, has the meaning set forth in the relevant Guarantee Issuance Agreement.

“Guaranteed Loan” means the Loan Note purchased by an Eligible Lender under the terms of the Loan Agreement and all amounts outstanding thereunder from time to time, interest payable in connection therewith (whether such interest is a Capitalized Interest Amount or is payable in cash) and any other amounts payable by a Borrower pursuant to the applicable Securitization Documents from time to time, of which the applicable Guaranteed Amounts are guaranteed by the Guarantor pursuant to the Guarantee Issuance Agreement.

“Guaranteed Loan Percentage” has the meaning set forth in the Preamble.

“Guarantor” has the meaning set forth in the Preamble.

Exh. A-13

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Guarantor Consultants” means, collectively, the Independent Engineer, Allen & Overy LLP, as legal counsel to the Guarantor, and any other advisor (including legal counsel) or consultant retained by the Guarantor from time to time in connection with each Guaranteed Loan, the Project, the Program Documents, the Securitization Documents or the Marketing Materials.

“Guarantor Extraordinary Expenses” means, in connection with any technical, financial, legal or other difficulty experienced by the Project (e.g., engineering failure or financial workouts) that requires the Guarantor to incur time or expenses (including third-party expenses) beyond standard monitoring and administration of the Program Documents and the Securitization Documents, the amounts that the Guarantor reasonably determines are required to: (i) reimburse the Guarantor’s additional internal administrative costs (including any costs to determine whether an amendment or modification would be required that could constitute a “modification” (as defined in section 502(9) of FCRA)); and (ii) any related fees and expenses of the Guarantor Consultants to the extent not paid directly by on or behalf of the Borrower.

“Guarantor Fees” means the fees payable to the Guarantor from time to time, as set forth in Section 3.2.

“Hazardous Substance” means any hazardous or toxic substances, chemicals, materials, pollutants or wastes defined, listed, classified or regulated as such in or under any Environmental Laws, including: (i) any petroleum or petroleum products (including gasoline, crude oil or any fraction thereof), flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and polychlorinated biphenyls; (ii) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (iii) any other chemical, material or substance, import, storage, transport, use or disposal of, or exposure to or Release of which is prohibited, limited or otherwise regulated under, or for which liability is imposed pursuant to, any Environmental Law.

“Hedging Agreement” means any agreement or instrument (including a cap, swap, collar, option, forward purchase agreement or other similar derivative instrument) relating to the hedging of any interest under any Indebtedness.

“Hestia Holdings” means Sunnova Hestia Holdings, LLC, a Delaware limited liability company

“Indebtedness” means as to any Person, and at any date, without duplication:

(i)	all Indebtedness for Borrowed Money of such Person;

(ii)	all obligations of such Person evidenced by bonds, debentures, notes, letters of credit, or other similar instruments;

Exh. A-14

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(iii)	all obligations of such Person to purchase securities (or other property) that arise out of or in connection with the sale or acquisition of the same or similar securities (or property);

(iv)	all obligations of such Person issued, undertaken or assumed as the deferred purchase price of property or services other than trade credit in the ordinary course of business;

(v)	all obligations of such Person under leases that are or should be, in accordance with GAAP, recorded as Capital Leases in respect of which such Person is liable;

(vi)	all deferred obligations of such Person to reimburse any bank or other Person in respect of amounts paid or advanced under a letter of credit or other instrument;

(vii)	the currently available amount of all surety bonds, performance bonds, letters of credit or other similar instruments issued for the account of such Person;

(viii)

all liabilities secured by (or for which the holder of such liabilities has an existing right, contingent, or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such liabilities;

(ix)

all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or bank under such agreement in the event of any default are limited to repossession or sale of such property);

(x)

obligations pursuant to any agreement to purchase materials, supplies or other property if such agreement provides that payment shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered;

(xi)

all obligations in respect of any Hedging Agreement or similar arrangement between such Person and a financial institution providing for the transfer or mitigation of interest risks either generally or under specific contingencies (but without regard to any notional principal amount relating thereto); and

(xii)	all contingent obligations of such Person with respect to Indebtedness of the types specified in clauses (i) through (xi) above.

“Indebtedness for Borrowed Money” means as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services (other than any deferral (x) in connection with the provision of credit in the ordinary course of business by any trade creditor or utility, or (y) of any amounts payable under the Program Documents or the Securitization Documents); or (ii) the aggregate amount required to be capitalized under any Capital Lease under which such Person is the lessee.

Exh. A-15

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Indemnified Party” has the meaning set forth in Section 9.13(a).

“Indemnifying Party” has the meaning set forth in Section 9.13(a).

“Indemnity Claims” has the meaning set forth in Section 9.13(a).

“Independent Engineer” means Sargent & Lundy LLC, acting as engineering advisor to the Guarantor, or a replacement thereof retained at the Guarantor’s discretion.

“Independent Engineer’s Report” means a report or reports of the Independent Engineer delivered on or before the Execution Date.

“Initial Guaranteed Principal Amount” has the meaning set forth in the Recitals.

“Initial Principal Balance” has the meaning set forth in Section 5.5(a).

“Insight Engine License” has the meaning set forth in the Recitals.

“Insolvency Event” means, with respect to a specified person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such person or any substantial part of its property in an involuntary case under the bankruptcy code or any other applicable insolvency law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such person or for any substantial part of its property, or ordering the winding up or liquidation of such person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) days; or (b) the commencement by such person of a voluntary case under any applicable insolvency law now or hereafter in effect, or the consent by such person to the entry of an order for relief in an involuntary case under any such law, or the consent by such person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such person or for any substantial part of its property, or the making by such person of any general assignment for the benefit of creditors, or the failure by such person generally to pay its debts as such debts become due, or the taking of action by such person in furtherance of any of the foregoing.

“Insolvency Proceeding” means any bankruptcy, insolvency, liquidation, company reorganization, restructuring, controlled management, suspension of payments, scheme of arrangement, appointment of provisional liquidator, receiver or administrative receiver, notification, resolution, or petition for winding up or similar proceeding, under any Applicable Law, in any jurisdiction and whether voluntary or involuntary.

“Intermediate Companies” means each of the Sponsor, Intermediate Holdings, Hestia Holdings, the Depositor, the relevant Capital Markets Issuer and the relevant Eligible Lender.

“Intermediate Holdings” means Sunnova Intermediate Holdings, LLC, a Delaware limited liability company.

Exh. A-16

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, including any successor or amendatory statutes.

“International Compliance Directives” means (a) Executive Order No. 13,224, 66 Fed. Reg. 49,079 (2001), commonly referred to as the “Anti-Terrorism Order,” issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism); (b) (i) the Foreign Corrupt Practices Act of 1977 (Pub. L. No. 95-213, §§101-104), as amended, and (ii) any equivalent U.S. or foreign Applicable Law; and (c) all applicable orders, rules, and regulations of OFAC.

“Inverter” has, with respect to any Guaranteed Loan, the meaning ascribed to such term in the applicable Loan Agreement.

“Investment Company Act” means The United States Investment Company Act of 1940, as amended from time to time.

“Invoice” means, with respect to a Solar Loan, an invoice sent by the Dealer to Originator and reimbursable by the Originator in the amount set forth therein, representing costs of the equipment and services associated with the installation of the related PV System and/or BESS System, together with any Ancillary Equipment or Add-On Purchases, for a Consumer Obligor.

“IRA Appropriations Act” means Section 50141(d) of the Inflation Reduction Act of 2022, Pub. L. No. 117-169.

“Issuance Model” has the meaning set forth in Section 5.19.

“KBRA” means Kroll Bond Rating Agency, LLC, so long as it is a nationally recognized statistical rating organization, or any successor entity.

“Knowledge” means with respect to any Person, the actual knowledge of any Principal Persons of such Person or any knowledge that should have been obtained by any Principal Person of such Person upon reasonable investigation and inquiry.

“Late Charge Rate” means, with respect to any Indemnity Claim, the rate of interest determined in the applicable Guarantee Issuance Agreement.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, easement or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected or effective under Applicable Law.

“Loan Agreement” means, with respect to each Guaranteed Loan, the loan agreement entered into, among others, the applicable Borrower, the Guarantor, the Agent and the applicable Eligible Lender.

“Loan Closing Date” means, with respect to any Loan Agreement and relevant Guarantee Issuance Agreement, the date of its execution according to the terms thereof.

“Loan Closing Date Expenses” has the meaning set forth in Section 3.3(b).

Exh. A-17

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Loan Early Amortization Event” means, with respect to any Guaranteed Loan, each “Amortization Event” determined pursuant to the applicable Loan Agreement.

“Loan Event of Default” means, with respect to any Guaranteed Loan, each “Event of Default” determined pursuant to the applicable Loan Agreement.

“Loan Guarantee Commitment Authority” has the meaning set forth in Section 4.12(j).

“Loan Maturity Date” means, with respect to a Guaranteed Loan, the final scheduled maturity thereof determined pursuant to the applicable Loan Agreement.

“Loan Note” means the promissory note issued by a Borrower to evidence a Guaranteed Loan.

“Loan Payment Date” means, with respect to a Guaranteed Loan, each “Payment Date” determined pursuant to the Loan Agreement.

“Main Securitization Documents” means, with respect to the issuance of any Guarantee, (i) the Loan Agreement; (ii) the Loan Note; (iii) the Sale and Contribution Agreement; (iv) the Servicing Agreement; (v) the Management Agreement; (vi) the Custodial Agreement; (vii) the Backup Servicing Agreement; (viii) the Performance Guaranty; and (ix) the Capital Markets Indenture.

“Maintenance Fee” has the meaning set forth in Section 3.2(c).

“Management Agreement” means the management agreement entered into from time to time between the Manager and a Borrower.

“Manager” means Sunnova ABS Management, LLC, a Delaware limited liability company and wholly owned direct subsidiary of the Sponsor, in its capacity as manager under a Management Agreement, or such other successor entity as the Guarantor may approve.

“Manufacturer Warranty” has, with respect to any Guaranteed Loan, the meaning ascribed to such term in the applicable Loan Agreement.

“Marketing Materials” means the preliminary offering circular and the final offering circular, any term sheets, any investor presentation, any material furnished to the Rating Agencies and all other disclosure documents or other marketing materials used by the Capital Markets Issuer, the Sponsor or their agents in connection with the issuance of ABS Notes and the funding of a Guaranteed Loan extended by an Eligible Lender to the related Borrower.

“Material Adverse Effect” means, as of any date of determination, in the sole discretion of the Guarantor, a material and adverse effect on: (i) the Project; (ii) the ability of the Borrower or any other Transaction Party to observe and perform its material obligations in a timely manner under any Program Document or Securitization Document to which it is a party; (iii) the business, operations, condition (financial or otherwise) or property of the Borrower or any other Transaction Party; (iv) the validity or enforceability of any material provision of any Program Document or Securitization Document; (v) any material right or remedy of the Guarantor under the Program Documents or Securitization Documents; or (vi) the security or Liens of the Secured Parties on any of the Collateral under any Securitization Document.

Exh. A-18

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Material Policy Change” has the meaning set forth in section 1.1.15 of Schedule 2 hereto.

“Material Policy Change Officer’s Certificate” means a certificate of an Authorized Officer, substantially in the form of Exhibit CC, confirming that the Rating Agency has been informed of such Material Policy Change and such Rating Agency has provided written confirmation (which may take the form of a press release or other written communication attached to such certificate) that the occurrence of such Material Policy Change will not cause the Rating Agency to downgrade or withdraw its then current rating assigned to the relevant entity.

“Maximum Cumulative Guaranteed Amount” has the meaning set forth in Section 2.2.

“Minimum Eligibility Criteria” means the criteria set forth in Schedule 6.

“Minimum Equipment Replacement Reserve Deposit” means (i) prior to the Anticipated Repayment Date, $[***] and (ii) on and after the Anticipated Repayment Date (or if there is no Anticipated Repayment Date, no later than seven years after the Loan Closing Date), an amount equal to the lesser of (a) the sum of: (i) the product of (A) one-twelfth of $[***] and (B) the aggregate DC nameplate capacity (measured in kW) of all the PV Systems related to the Solar Loans owned by the Borrower (excluding Defaulted Solar Loans in respect of PV Systems related to PV Solar Loans or PV/BESS Solar Loans that are not operational and not in the process of being removed) on the related Determination Date and (ii) the product of (A) one-twelfth of $[***] and (B) the aggregate storage capacity (measured in kWh) of the batteries included in BESS Systems related to Solar Loans owned by the Borrower (excluding Defaulted Solar Loans in respect of BESS Systems related to PV/BESS Solar Loans or BESS Solar Loans that are not operational and not in the process of being removed) on the related Determination Date; and (b) (1) the Equipment Replacement Reserve Required Balance as of the related Determination Date, minus (2) the amount on deposit in the Equipment Replacement Reserve Account as of the related Determination Date, provided that the Minimum Equipment Replacement Reserve Deposit shall not be less than $[***].

“Minimum Equipment Replacement Reserve Required Balance” means, for any Loan Payment Date determined pursuant to the applicable Loan Agreement, an amount equal to the sum of (a) the product of (1) $[***] and (2) the aggregate DC nameplate capacity (measured in kW) of all PV Systems related to the Solar Loans owned by the Borrower (excluding Defaulted Solar Loans in respect of PV Systems related to PV Solar Loans or PV/BESS Solar Loans that are not operational and not in the process of being removed) on the related Determination Date that have related Customer Contracts with remaining terms that exceed the remaining terms of the related Manufacturer Warranty for the Inverter associated with such PV System and (b) the product of (1) $[***] and (2) the aggregate storage capacity (measured in kWh) of the batteries included in BESS Systems related to Solar Loans owned by the Borrower (excluding Defaulted Solar Loans in respect of BESS Systems related to PV/BESS Solar Loans or BESS Solar Loans that are not operational and not in the process of being removed) on the related Determination Date that have related Customer Contracts with remaining terms that exceed the remaining terms of the related Manufacturer Warranty for such BESS System.

Exh. A-19

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Moody’s” means Moody’s Investors Service, Inc., so long as it is a nationally recognized statistical rating organization, or any successor entity.

“Multiemployer Plan” means a “multiemployer plan” (within the meaning of Section 3(37) of ERISA) that the Borrower or any ERISA Affiliate contributes to or participates in, or with respect to which the Borrower or any ERISA Affiliate has any material liability or other obligation (whether accrued, absolute, contingent or otherwise).

“NEPA” means the National Environmental Policy Act of 1969 of the United States, as amended and the regulations promulgated, and any publicly available rulings issued thereunder.

“Non-Appealable” means, with respect to any judgment or finding, unless otherwise agreed by the Guarantor, (a) such judgment or finding is not subject to any pending appeal, intervention or similar proceeding or any unsatisfied condition which may result in modification or revocation, and (b) all applicable appeal periods have expired (except for any judgment or finding which does not have any limit on an appeal period under Applicable Law).

“Obligation” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any Insolvency Proceeding. Without limiting the generality of the foregoing, the Obligations of a Borrower under the Securitization Documents include the obligation (a) to pay principal, interest, charges, expenses, fees, attorneys’ or other Guarantor Consultants’ fees and disbursements, indemnities and other amounts payable by a Borrower under any Securitization Document and (b) to reimburse any amount in respect of any of the foregoing that the Guarantor, in its sole discretion, may elect to pay or advance on behalf of such Borrower.

“OFAC” means the Office of Foreign Assets Control, agency of the United States Department of the Treasury under the auspices of the Under-Secretary of the Treasury for Terrorism and Financial Intelligence.

“Officer’s Certificate” means, with respect to any Person, a certificate signed on behalf of such Person by an Authorized Officer thereof and relating to the items or matters for which such certificate is required, in each case, in form and substance reasonably acceptable to the Guarantor.

“OMB” means the Office of Management and Budget of the Executive Office of the President of the United States.

“Ongoing Expenses” has the meaning set forth in Section 3.3(c).

Exh. A-20

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Organizational Documents” means with respect to any Person: (i) to the extent such Person is a corporation, the certificate or articles of incorporation and the by-laws of such Person; (ii) to the extent such Person is a limited liability company, the certificate of formation or articles of formation or organization and operating or limited liability company agreement of such Person; and (iii) to the extent such Person is a partnership, joint venture, trust or other form of business, the partnership, joint venture, trust or other applicable agreement of formation or organization, and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization or formation of such Person.

“Originator” means Sunnova Energy Corporation, a Delaware corporation.

“Outstanding Loan Balance” means, with respect to a Guaranteed Loan, as of the related date of determination, the Component 1 Balance, the Component 2 Balance and the DOE Component Balance thereof.

“Overcollateralization Ratio” means, for any Guaranteed Loan, as of the date of determination, [***]% minus (x) the aggregate Outstanding Loan Balance divided by (y) the Aggregate Solar Loan Balance.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and all regulations promulgated thereunder.

“PBGC” means the Pension Benefit Guaranty Corporation, an agency of the United States, or any entity succeeding to any or all of its functions under ERISA.

“Pension Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan: (i) that is or was at any time maintained or sponsored by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate has ever made, or was obligated to make, contributions; and (ii) that is or was subject to Section 412 of the Internal Revenue Code, Section 302 of ERISA or Title IV of ERISA.

“Performance Guarantor” means Sunnova Energy Corporation, a Delaware corporation, in its capacity as the performance guarantor under a Performance Guaranty, or such other successor entity as the Guarantor may approve.

“Performance Guaranty” means the limited performance guaranty entered into from time to time between the Performance Guarantor and a Borrower, pursuant to which the Performance Guarantor will guarantee: (a) certain obligations of the Servicer under the related Servicing Agreement; (b) certain obligations of the Manager under the related Management Agreement; and (c) certain obligations of the Depositor under the related Sale and Contribution Agreement.

“Performance Plans” has the meaning set forth in Section 5.22.

Exh. A-21

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Periodic Expenses” means all of the following amounts from time to time due under or in connection with the Program Documents or Securitization Documents: (i) recordation and other costs, fees and charges in connection with the execution, delivery, filing, registration, or performance of the Program Document or Securitization Documents or the perfection of the security interests in the Collateral; (ii) fees, charges, and expenses of any Guarantor Consultants; (iii) other fees, charges, expenses and other amounts from time to time due under or in connection with the Program Documents or Securitization Documents; and (iv) Guarantor Extraordinary Expenses.

“Permitted Liens” means:

(i)	any Liens securing the Secured Obligations;

(ii)	any Lien for taxes, assessments and governmental charges or levies not yet due and payable, already paid or which are being contested in good faith by appropriate proceedings;

(iii)	any other lien or encumbrance arising under or permitted by the Program Documents or the Securitization Documents;

(iv)

to the extent a PV System or BESS System constitutes a fixture, any conflicting interest of an encumbrancer or owner of the real property that has or would have priority over the applicable UCC fixture filing; and

(v)	Liens (not securing Indebtedness) of depository institutions and securities intermediaries (including rights of set-off or similar rights) with respect to deposit accounts or securities accounts.

“Permitted Refinancing” means, with respect to a Guarantee, a refinancing of each class of ABS Notes issued by a Capital Markets Issuer related to such Guarantee with new indebtedness secured by the equity of the applicable Eligible Lender solely upon the satisfaction of the conditions set forth in the relevant Guarantee Issuance Agreement.

“Person” means any individual, firm, corporation, company, voluntary association, partnership, limited liability company, limited liability partnership, joint venture, trust, unincorporated organization, Governmental Authority, committee, department, authority or any other body, incorporated or unincorporated, whether having distinct legal personality or not.

“PII” means information which may be deemed “personally identifiable information” under the Privacy Act of 1974 or information where it can be reasonably assumed that such information could lead to the identification of an individual through the analysis of such information.

“Principal Persons” means any officer, director, beneficial owner of 10% or more of the Equity Interests that are not publicly traded securities, other natural persons (whether or not an employee) with executive responsibilities over a Securitization Entity or Intermediate Company or who has practical control over a Securitization Entity or Intermediate Company, and each of their respective successors or assigns.

Exh. A-22

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Program Documents” means, (a) this Agreement and (b) all other documents entered into by a Transaction Party in connection with this Agreement which is not a Securitization Document.

“Prohibited Person” means any Person that is:

(i)

named, identified, or described on the list of “Specially Designated Nationals and Blocked Persons” (Appendix A to 31 CFR chapter V) as published by OFAC at its official website, http://www.treas.gov/offices/enforcement/ofac/sdn/, or at any replacement website or other replacement official publication of such list;

(ii)

named, identified or described on any other blocked persons list, designated nationals list, denied persons list, entity list, debarred party list, unverified list, sanctions list or other list of individuals or entities with whom U.S. persons may not conduct business maintained by an agency or instrumentality of the United States, including lists published or maintained by OFAC, lists published or maintained by the U.S. Department of Commerce, and lists published or maintained by the U.S. Department of State;

(iii)	debarred or suspended from contracting with the U.S. government or any agency or instrumentality thereof;

(iv)	the subject of Sanctions by reason of being owned or controlled by, or acting on behalf of, any governments that are the subject of Sanctions;

(v)	otherwise the subject or target of Sanctions;

(vi)

debarred, suspended, proposed for debarment with a final determination still pending, declared ineligible or voluntarily excluded (as such terms are defined in any of the Debarment Regulations) from contracting with any U.S. federal government department or any agency or instrumentality thereof or otherwise participating in procurement or nonprocurement transactions with any U.S. federal government department or agency pursuant to any of the Debarment Regulations;

(vii)	indicted, convicted or had a Governmental Judgment rendered against it for any of the offenses listed in any of the Debarment Regulations;

(viii)	subject to U.S. or multilateral economic or Sanctions in which the U.S. participates; or

(ix)	owned or controlled by, or acting on behalf of, any governments, corporations, entities or individuals that are subject to U.S. or multilateral economic or Sanctions in which the U.S. participates.

Exh. A-23

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Project” has the meaning specified in the Recitals.

“Project Costs” means (a) the initial unpaid principal balance of each Solar Loan part of the Collateral as stated on the Customer Contract, minus (b) all principal payments made by the Consumer Obligor on such Solar Loans prior to the applicable Cut-Off Date.

“Project Model” has the meaning set forth in Section 4.2.

“PUC” means any state public utility commission, public service commission, corporation commission, or other state agency responsible for the rate, financial, and/or organizational regulation of “public utilities” “public service companies,” “electric companies,” or similar entities.

“PUHCA” means the United States Public Utility Holding Company Act of 2005, as amended from time to time.

“PV Solar Loan” means a Solar Loan used to finance the acquisition and installation of a PV System, and, if applicable, related Ancillary Equipment.

“PV Systems” has the meaning set forth in the Recitals.

“PV/BESS Solar Loan” means a Solar Loan used to finance the acquisition and installation of a PV System and BESS System, and, if applicable, related Ancillary Equipment.

“Qualified Bank” means a bank or branch office in New York, New York organized under or licensed as a branch under the laws of the United States or any state thereof with outstanding unguaranteed and unsecured long-term Indebtedness that is rated “[***]” or better by S&P and/or “[***]” or better by Moody’s (and if the applicable rating is “[***]” by S&P or “[***]” by Moody’s, such rating is not on negative watch).

“Qualified Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (i) that is or was at any time maintained or sponsored by a Borrower or any ERISA Affiliate or to which such Borrower or any ERISA Affiliate has ever made, or was ever obligated to make, contributions and (ii) that is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code.

“Quarterly Loan Volume Forecast Report” means a forward forecast, describing the anticipated loan volumes to be financed through the Sponsor’s credit facilities in a form substantially similar to Exhibit U, which form shall also set forth the current estimate of issuance dates of each Capital Markets Issuance of all Eligible Lenders.

“Quarterly Reports” has the meaning set forth in section 1.1.6(a) of Schedule 2 hereto.

“Rating Agency” means KBRA or, if KBRA is not a Rating Agency providing a rating on both the Guaranteed Loans and the ABS Notes for such issuance, any other nationally recognized statistical rating organization requested by the Sponsor and consented to by the Guarantor (such consent not to be unreasonably withheld). For the avoidance of doubt, if KBRA is rating both the ABS Notes and the Guaranteed Loans, no consent shall be required for any additional rating agencies.

Exh. A-24

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Refinancing Documents” means (a) for any Permitted Refinancing that involves the issuance of ABS Notes, the Securitization Documents of the type described in clause (a) through (i) of such definition and (b) for any Permitted Refinancing that does not involve the issuance of ABS Notes, the applicable loan agreement, indenture, servicing documents, asset transfer documents, and security documents governing such Permitted Refinancing.

“Release” means disposing, discharging, injecting, spilling, leaking, leaching, dumping, pumping, pouring, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment.

“Remediation Plan” has the meaning set forth in Section 5.22.

“Required Approvals” means all Governmental Approvals and other consents and approvals of third parties necessary or required under Applicable Law or any contractual obligation for: (i) the due execution, delivery recordation, filing or performance by any Securitization Entity or Transaction Party of any Program Document or Securitization Document (and all certificates, general deliverables or similar documents entered into in connection therewith) to which such Securitization Entity or Transaction Party is or is to be a party; (ii) the grant by the Borrower of the Liens granted pursuant to the Securitization Documents; (iii) the perfection or maintenance of the Liens created under the Securitization Documents (including the first priority nature thereof); (iv) the exercise by any Secured Party of its rights under any of the Program Documents or Securitization Documents or the remedies in respect of the Collateral pursuant to the Securitization Documents; (v) the operation or maintenance of the Project; or (vi) the Borrower’s ownership of the Project.

“Required Rating” means, with respect to either the Guaranteed Loans or the ABS Notes corresponding to Component 2, a long-term credit rating of no less than BB (or equivalent) from the Rating Agency.

“S&P” means Standard & Poor’s Financial Services LLC, so long as it is a nationally recognized statistical rating organization, or any successor entity.

“Sale and Contribution Agreements” means the sale and contribution agreements entered into from time to time between Intermediate Holdings, Hestia Holdings, a Depositor, a Capital Markets Issuer, an Eligible Lender and a Borrower, pursuant to which Intermediate Holdings will sell and/or contribute the Solar Loans to be acquired by such Borrower indirectly through Hestia Holdings, a Depositor, a Capital Markets Issuer and an Eligible Lender

“SAM” means the System for Award Management electronic database administered by the United States General Services Administration, found at www.sam.gov.

“Sanctions” means any economic or financial sanctions, or trade embargoes or restrictive measures, implemented, administered or enforced by OFAC or any other agency or instrumentality of the U.S. Government, including through rules, regulations or directives, and any U.S. Executive Orders imposing economic or financial sanctions on any individuals, entities or foreign countries or regimes.

Exh. A-25

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“SEC” has the meaning set forth in the Preamble.

“Secured Obligations” means all amounts, without duplication, owing to any Secured Party under the Securitization Documents, including:

(i)

all loans, advances, debts, liabilities, indemnities, penalties and obligations, howsoever arising, owed by the Borrower under the Securitization Documents (to the extent any Secured Party is a subrogee in respect thereof), this Agreement or otherwise to any Secured Party (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to any of the Securitization Documents, including (a) all interest, fees and Periodic Expenses chargeable to the Borrower and payable by the Borrower hereunder or thereunder, and (b) any obligation to reimburse the Guarantor for any Guarantee Payment pursuant to the terms of a Loan Agreement;

(ii)	any and all sums advanced by any Secured Party in order to preserve the Collateral or preserve the Secured Parties’ security interest in the Collateral; and

(iii)

in the event of any proceeding for the collection or enforcement of the obligations after a Loan Event of Default has occurred and is continuing, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by any Secured Party of its rights under the Securitization Documents, together with any Periodic Expenses, including attorney’s fees and court costs.

“Secured Parties” means the Guarantor, the Agent, the Administrative Agent and the related Eligible Lender or their successors or assigns, as their respective interests may appear.

“Securitization Documents” means, with respect to the issuance of any Guarantee, (a) the Guarantee Issuance Agreement; (b) the Loan Agreement; (c) the Loan Note; (d) the Sale and Contribution Agreement; (e) the Servicing Agreement; (f) the Management Agreement; (g) the Backup Servicing Agreement; (h) the Performance Guaranty; (i) the Capital Markets Documents; (j) all documents necessary or appropriate to create and perfect a first-priority security interest over all of the Collateral, including the security agreements, the account agreement(s); (k) all consents and agreements in respect of any material Servicing Agreement; (l) such other documents, certificates, filings and instruments that may be required by the Guarantor in connection with the Project; and (m) any other document or agreement entered into by a Transaction Party after the Execution Date that is designated as a “Securitization Document” by the Guarantor (but in each case excluding any legal opinions, certificates, general deliverables or similar documents).

“Securitization Entities” or “Securitization Entity” has the meaning set forth in the Recitals.

“SEI” means Sunnova Energy International Inc., a Delaware corporation.

Exh. A-26

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Servicer” means (i) initially, Sunnova ABS Management, LLC, a Delaware limited liability company and wholly owned direct subsidiary of the Sponsor, in its capacity as servicer under a Servicing Agreement, (ii) if a servicer termination event has occurred, the Backup Servicer, or (iii) such other entity as the Guarantor may approve.

“Servicing Agreement” means the servicing agreement entered into from time to time between the Servicer and a Borrower, pursuant to which the Servicer will act as the servicer of the Customer Contracts owned by the relevant Borrower.

“Similar Law Plan” has the meaning set forth in section 1.1.16(c) of Schedule 1 herein.

“Software Validation” has the meaning set forth in Section 4.10.

“Solar Assets” has the meaning set forth in the Recitals.

“Solar Loans” has the meaning set forth in the Recitals.

“Sponsor” has the meaning set forth in the Preamble.

“Sponsor Change of Control” means the occurrence of any of the following: (i) the failure of SEI to own and control, directly or indirectly, 100% (by both vote and value) of the Equity Interests of the Sponsor; or (ii) the failure of the Sponsor to own and control, directly or indirectly, 100% (by both vote and value) of the Equity Interests of any Securitization Entity (other than in connection with any remedy under any of the Program Documents or Securitization Documents).

“Sponsor Entities” means any Securitization Entity and each of the Sponsor, any Intermediate Companies, the Performance Guarantor, the Servicer, the Manager and any of their Affiliates party to a Program Document or Securitization Document, and each of their respective successors and assigns.

“Sponsor Waiver, Consent or Amendment Fees” has the meaning set forth in Section 3.3(d).

“Tangible Net Worth” means with respect to the Sponsor the amount which, in accordance with GAAP, is set forth under the caption “Total Assets” (or any like caption) on the consolidated balance sheet of the Sponsor, less all assets that are considered to be intangible assets under GAAP (including customer lists, goodwill, internal use software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs of the Sponsor) less “Total Liabilities” in the consolidated balance sheet of the Sponsor as reported in each set of quarterly financial statements delivered pursuant to section 1.1.6 of Schedule 2 hereto; provided that the term “Total Liabilities” shall carve out from the calculation thereof an aggregate principal amount of up to $[***] then outstanding under any mezzanine facility as reported in each set of quarterly financial statements delivered pursuant to section 1.1.6 of Schedule 2 hereto.

Exh. A-27

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Taxes” means all taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, penalties or additions thereto imposed in respect thereof.

“Technical Monitoring and GHG Reporting Plan” has the meaning set forth in Section 4.6.

“Term Sheet” means the “Summary Terms and Conditions for Loan Guarantee”, dated as of April 20, 2023 among the Guarantor and the Sponsor.

“Title XVII” has the meaning specified in the Recitals.

“Title XVII Regulations” means the regulations with respect to Title XVII, at 10 CFR Part 609, and any other applicable regulations from time to time promulgated to implement Title XVII.

“Transaction Costs and Expenses” means the fees payable to the Guarantor from time to time, as set forth in Section 3.3.

“Transaction Party” means each party to all documents relating to this Agreement, the Capital Markets Issuance and each Guaranteed Loan, including, for the avoidance of doubt, each Program Document and Securitization Document.

“United States” or “U.S.” means the United States of America.

“Work Order” means, with respect to a Solar Loan, a work order sent by the Originator to the Dealer for payment, setting out the amount of the Invoice, the Dealer Fees and equipment replacement costs (including installation costs), if any.

Exh. A-28

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

EXHIBIT B

Rules of Interpretation

For all purposes of this Agreement, including Exhibits, Schedules, Annexes and Appendices hereto, unless otherwise indicated or required by the context:

1.	Plurals and Gender. Defined terms in the singular shall include the plural and vice versa, and the masculine, feminine or neuter gender shall include all genders.

2.	Use of Or. The word “or” is not exclusive.

3.

Change of Law. Each reference to an Applicable Law includes any amendment, supplement or modification of such Applicable Law, as the case may be, and all regulations, rulings and other Applicable Laws promulgated thereunder, including with respect to any successor Applicable Law or Environmental Law.

4.	Successor and Assigns. A reference to a Person includes its successors and permitted assigns.

5.

Including. The words “include”, “includes” and “including” are not limiting and mean include, includes and including “without limitation”, “without limitation by specification” and “but not limited to.”

6.

Hereof, Herein, Hereunder. The words “hereof”, “herein” and “hereunder” and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.

7.

Articles, Sections, Exhibits. A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated.

8.

Attachments, Replacements, Amendments. References to any document, instrument or agreement (a) shall include all Exhibits, schedules, annexes and appendices thereto, and all Exhibits, schedules, annexes or appendices to any document shall be deemed incorporated by reference in such document, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof and (c) shall mean such document, instrument or agreement, or replacement thereto, as amended, modified and supplemented from time to time and in effect at any given time to the extent that any such amendment, modification, or supplement is permitted under the terms of such document, instrument or agreement and under the terms of the Program Documents.

9.

Periods and Time. Unless otherwise specified, references to “days”, “weeks”, “months” and “years” shall mean calendar days, weeks, months and years, respectively. References to a time of day shall mean such time in Washington, D.C.

10.

Ambiguities. The Program Documents are the result of negotiations among, and have been reviewed by each party to the Program Documents and their respective counsel. Accordingly, the Program Documents shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favor of or against any Person.

Exh. B-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

11.

Continuing Definitions. With respect to any term that is defined by reference to any document, for purposes hereof, such term shall continue to have the original definition notwithstanding any termination, expiration or modification of such document.

12.

Headings. The table of contents and article and section headings and other captions have been inserted as a matter of convenience for the purpose of reference only and do not limit or affect the meaning of the terms and provisions thereof.

13.	Accounting Terms. All accounting terms not specifically defined shall be construed in accordance with GAAP.

14.

Reasonable Efforts. The expression “reasonable efforts” and expressions of like import, when used in connection with an obligation of either party, means taking in good faith and with due diligence all commercially reasonable steps to achieve the objective and to perform the obligation, including doing all that can reasonably be done in the circumstances taking into account each party’s obligations hereunder to mitigate delays and additional costs to the other party, and in any event taking no less steps and efforts than those that would be taken by a commercially reasonable and prudent person in comparable circumstances, where the whole of the benefit of the obligation and where all the results of taking such steps and efforts accrued solely to that person’s own benefit.

15.

Conflict. Except as otherwise expressly provided for herein, in the case of any conflict between the terms of this Agreement (and any other Program Documents) and the terms of any Securitization Document, the terms of this Agreement (or the relevant Program Document, as applicable), as between the Borrower and the Guarantor, shall prevail.

16.

Securitization Entities. References to “the relevant” Securitization Entity, Depositor, Capital Markets Issuer, Eligible Lender or Borrower, as applicable, refers to the applicable entity party to a given Capital Markets Issuance.

Exh. B-2

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.